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Report of Independent Accountants

To the Board of Directors and Shareholders of Foster Wheeler Ltd.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statement of earnings and comprehensive income, of shareholders’ equity (deficit) and of cash flows, present fairly, in all material respects, the financial position of Foster Wheeler Ltd. and its subsidiaries (the “Company”) at December 27, 2002 and December 28, 2001, and the results of their operations and their cash flows for each of the years in the three year period ended December 27, 2002 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has revised its consolidated financial statements to include the information set forth in Note 24 that is required by Rule 3-10 of Regulation S-X of the Securities and Exchange Commission.

As discussed in the first paragraph of Note 2 and in Notes 25 and 26 to the consolidated financial statements, the accompanying 2001 and 2000 consolidated financial statements have been restated to account for certain of the Company’s benefit plans in accordance with Statement of Financial Accounting Standard No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”.

As discussed in Note 2 to the consolidated financial statements, effective December 29, 2001, the Company adopted Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets.”

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses in each of the years in the two-year period ended December 27, 2002 and has a shareholders’ deficit of $780,939,000 at December 27, 2002. The Company has substantial debt obligations and during 2002 it was unable to comply with certain debt covenants under the previous revolving credit agreement. Accordingly, the Company received waivers for covenant violations and ultimately negotiated new credit facilities, in August 2002. The Company was unable to comply with certain debt covenants under the new credit facility agreement and therefore obtained an amendment of such agreement. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to return to profitability, to generate cash flows from operations, assets sales and collections of receivables to fund its operations, including obligations resulting from asbestos claims, as well as the Company maintaining credit facilities and bonding capacity adequate to conduct its business. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
March 25, 2003, except for Note 24
as to which the date is June 18, 2003
and for Note 28 as to which the
date is July 15, 2003

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FOSTER WHEELER LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS AND COMPREHENSIVE INCOME
(in thousands, except per share amounts)

	2002	2001	2000

		(Restated) (See Note 2)	(Restated) (See Note 2)
Revenues:
Operating revenues	$3,519,177	$3,315,314	$3,891,361
Other income (including interest: 2002—$12,251; 2001—$9,060; 2000-$15,737)	55,360	77,160	77,994

Total Revenues and Other Income	3,574,537	3,392,474	3,969,355

Costs and Expenses:
Cost of operating revenues	3,426,910	3,164,025	3,565,147
Selling, general and administrative expenses	226,524	225,392	222,110
Other deductions	193,156	126,495	42,821
Minority interest	4,981	5,043	3,857
Interest expense	66,418	68,734	67,504
Dividends on preferred security of subsidiary trust	16,610	15,750	15,750

Total Costs and Expenses	3,934,599	3,605,439	3,917,189

(Loss)/earnings before income taxes	(360,062)	(212,965)	52,166
Provision for income taxes	14,657	123,395	15,179

Net (loss)/earnings prior to cumulative effect of a change in accounting principle	(374,719)	(336,360)	36,987
Cumulative effect of a change in accounting principle for goodwill, net of $0 tax	(150,500)	—	—

Net (loss)/earnings	(525,219)	(336,360)	36,987
Other comprehensive (loss)/income
Cumulative effect of prior years (to December 29, 2000) of a change in accounting principle for derivative instruments designated as cash flow hedges	—	6,300	—
Change in gain on derivative instruments designated as cash flow hedges	(3,834)	(2,466)	—
Foreign currency translation adjustment	22,241	(10,191)	(19,988)
Minimum pension liability adjustment net of tax benefits: 2002 — $73,400; 2001 — $0; 2000 — 12,000)	(226,011)	(36,770)	(21,500)

Comprehensive loss	$(732,823)	$(379,487)	$(4,501)

(Loss)/earnings per share:
Basic and Diluted
Net (loss)/earnings prior to cumulative effect of a change in accounting principle	$(9.15)	$(8.23)	$0.91
Cumulative effect on prior years (to December 28, 2001) of a change in accounting principle for goodwill and claims	(3.67)	—	—

Net (loss)/earnings	$(12.82)	$(8.23)	$0.91

Shares outstanding:
Basic:
Weighted average number of shares outstanding	40,957	40,876	40,798
Diluted:
Effect of share options	—	—	7
Total diluted	40,957	40,876	40,805

See notes to financial statements.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	December 27, 2002	December 28, 2001

		(Restated) (See Note 2)

ASSETS
Current Assets:
Cash and cash equivalents	$344,305	$224,020
Short-term investments	271	271
Accounts and notes receivable:
Trade	599,506	726,556
Other	85,166	219,788
Contracts in process	280,601	493,599
Inventories	9,332	10,529
Prepaid, deferred and refundable income taxes	41,155	52,084
Prepaid expenses	36,071	27,529

Total current assets	1,396,407	1,754,376

Land, buildings and equipment	769,680	728,012
Less accumulated depreciation	361,861	328,814

Net book value	407,819	399,198

Restricted cash	84,793	—
Notes and accounts receivable—long-term	21,944	65,373
Investment and advances	88,523	84,514
Goodwill, net	50,214	200,152
Other intangible assets, net	72,668	74,391
Prepaid pension cost and related benefit assets	26,567	131,865
Asbestos-related insurance recovery receivable	534,045	437,834
Other assets	156,279	173,279
Deferred income taxes	69,578	4,855

TOTAL ASSETS	$2,908,837	$3,325,837

LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current Liabilities:
Current installments on long-term debt	$31,562	$12,759
Bank loans	14,474	20,244
Corporate and other debt	—	297,627
Special-purpose project debt	—	75,442
Subordinated Robbins exit funding obligations	—	110,340
Convertible subordinated notes	—	210,000
Mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures	—	175,000
Accounts payable	283,940	408,581
Accrued expenses	351,149	369,187
Estimated costs to complete long-term contracts	707,323	580,766
Advance payments by customers	87,658	65,417
Income taxes	64,517	63,257

Total current liabilities	1,540,623	2,388,620

Corporate and other debt less current installments	341,702	—
Special-purpose project debt less current installments	181,613	137,855
Capital lease obligations	58,237	—
Deferred income taxes	8,333	40,486
Pension, postretirement and other employee benefits	437,820	257,976
Asbestos-related liability	519,790	445,370
Other long-term liabilities and minority interest	109,373	103,974
Subordinated Robbins Facility exit funding obligations	107,285	—
Convertible subordinated notes	210,000	—
Mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures	175,000	—

TOTAL LIABILITIES	3,689,776	3,374,281

Shareholders’ Deficit:
Preferred Stock	—	—
Authorized 1,500,000 shares, no par value – none outstanding
Common Stock
$1.00 par value; authorized 160,000,000 shares; issued: 2002—40,771,560 and 2001—40,771,560	40,772	40,772
Paid-in capital	201,718	201,390
Retained earnings (deficit)	(653,991)	(128,772)
Accumulated other comprehensive loss	(369,438)	(161,834)

TOTAL SHAREHOLDERS’ DEFICIT	(780,939)	(48,444)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,908,837	$3,325,837

See notes to financial statements.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY/(DEFICIT)
(in thousands, except per share amounts)

	2002	2001	2000

		(Restated) (See Note 2)	(Restated) (See Note 2)
Common Stock
Balance at beginning of year	$40,772	$40,748	$40,748
Sold under stock options: (shares: 2001-66)	—	66	—
Bermuda reorganization	—	(42)	—

Balance at end of year	40,772	40,772	40,748

Paid-in Capital
Balance at beginning of year	201,390	200,963	201,043
Shares issued under incentive plan and other plans	328	—	—
Stock option exercise price less par value	—	561	—
Excess of cost of treasury stock or common stock issued under incentive and other plans over market value	—	6	(80)
Bermuda reorganization	—	(140)	—

Balance at end of year	201,718	201,390	200,963

Retained Earnings
Balance at beginning of year	(128,772)	212,476	185,262
Net (loss)/earnings for the year	(525,219)	(336,360)	36,987
Cash dividends paid:
Common (per share outstanding: 2001—$.12;2000—$.24)	—	(4,888)	(9,773)

Balance at end of year	(653,991)	(128,772)	212,476

Accumulated Other Comprehensive Loss
Balance at beginning of year	(161,834)	(118,707)	(77,219)
Cumulative effect on prior years (to December 29, 2000) of a change in accounting principle for derivative instruments designated as cash flow hedges	—	6,300	—
Change in net gain on derivative instruments designated as cash flow hedges	(3,834)	(2,466)	—
Change in accumulated translation adjustment during the year	22,241	(10,191)	(19,988)
Minimum pension liability, (net of tax benefits: 2002—$73,400; 2001—$0; 2000—$12,000)	(226,011)	(36,770)	(21,500)

Balance at end of year	(369,438)	(161,834)	(118,707)

Treasury Stock
Balance at beginning of year	—	165	238
Common stock acquired for Treasury: (shares: 2001—3,000; 2000—28,391)	—	37	154
Shares issued under incentive and other plans (shares: 2001—3,008; 2000—20,556)	—	(20)	(227)
Bermuda reorganization	—	(182)	—

Balance at end of year	—	—	165

Total Shareholders’ Equity/(Deficit)	$(780,939)	$(48,444)	$335,315

See notes to financial statements.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands of dollars)

	2002	2001	2000

		(Restated) (See Note 2)	(Restated) (See Note 2)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)/ earnings	$(525,219)	$(336,360)	$36,987
Adjustments to reconcile net (loss) / earnings to cash flows from operating activities:
Cumulative effect of a change in accounting principle	150,500	—	—
Provision for impairment loss	18,700	—	—
Provision for restructuring	—	41,570	—
Depreciation and amortization	44,425	55,750	57,716
Deferred tax	(28,355)	137,801	(4,016)
Provision for loss on sale of cogeneration plants	54,500	40,300	—
Provisions for asbestos claims	26,200	—	—
Claims write downs and related contract provisions	136,200	37,000	—
Contract reserves and receivable provisions	80,500	123,600	—
Deferred dividends on Preferred Trust Securities	16,610	3,484	—
Gain on sale of land, building and equipment	(1,269)	(10,174)	(14,843)
Equity earnings, net of dividends	(4,262)	(4,658)	(8,882)
Other noncash items	(16,677)	(4,331)	(5,702)
Changes in assets and liabilities:
Receivables	192,801	(96,607)	(7,665)
Contracts in process and inventories	53,361	(88,044)	(64,938)
Accounts payable and accrued expenses	(153,565)	35,338	35,841
Estimated costs to complete long-term contracts	62,870	(25,026)	(54,500)
Advance payments by customers	18,206	5,399	19,082
Income taxes	15,535	(14,265)	(17,613)
Other assets and liabilities	19,304	10,542	11,789

Net cash provided / (used) by operating activities	160,365	(88,681)	(16,744)

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	(84,793)	—	—
Capital expenditures	(53,395)	(33,998)	(45,807)
Proceeds from sale of properties	6,282	59,672	56,703
Decrease in investments and advances	9,107	16,008	12,122
Decrease in short-term investments	93	1,530	15,230

Net cash (used)/provided by investing activities	(122,706)	43,212	38,248

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends to common Shareholders	—	(4,888)	(9,773)
Partnership distribution	(2,061)	(1,367)	(2,599)
Repurchase of common stock	—	(37)	(154)
Proceeds from convertible subordinated notes	—	202,912	—
Proceeds from the exercise of stock options	—	627	—
(Decrease)/increase in short-term debt	(7,792)	(82,032)	44,876
Proceeds from long-term debt	70,546	185,042	43,168
Proceeds from lease financing obligation	44,900	—	—
Repayment of long-term debt	(45,591)	(214,724)	(88,151)

Net cash provided / (used) by financing activities	60,002	85,533	(12,633)

Effect of exchange rate changes on cash and cash equivalents	22,624	(7,937)	12,754

INCREASE IN CASH AND CASH EQUIVALENTS	120,285	32,127	21,625
Cash and cash equivalents at beginning of year	224,020	191,893	170,268

CASH AND CASH EQUIVALENTS AT END OF YEAR	$344,305	$224,020	$191,893

Cash paid during the year for:
Interest (net of amount capitalized)	$60,973	$74,201	$76,439
Income taxes	$13,508	$15,543	$33,551

See notes to financial statements.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars, except per share amounts)

1. Going Concern

The accompanying consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to return to profitability, to continue to generate cash flows from operations, asset sales and collections of receivables to fund its obligations including those resulting from asbestos related liabilities, as well as the Company maintaining credit facilities and bonding capacity adequate to conduct its business. The Company has incurred significant losses in each of the years in the two-year period ended December 27, 2002 and has a shareholder deficit of $780,939 at December 27, 2002. The Company has substantial debt obligations and during 2002 it was unable to comply with certain debt covenants under the previous revolving credit agreement. Accordingly, the Company received waivers of covenant violations and ultimately negotiated new credit facilities, in August 2002. While management believes its operating plans, if met, are sufficient to assure compliance with the terms of its new debt agreements, as amended, there is no assurance that the Company will do so during 2003. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s plans in regard to these matters are described below.

In August 2002, the Company finalized a Senior Credit Facility with its lender group. This facility, including a $71,000 term loan, a $69,000 revolving credit facility, and a $149,000 letter of credit facility, expires on April 30, 2005. This facility is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and 66% of the stock of the first-tier foreign subsidiaries. The facility has no scheduled repayments prior to maturity on April 30, 2005. The facility requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. The Company retains the first $77,000 of such amounts and also retains a 50% share of the balance. The financial covenants in the facility commence at the end of the first quarter 2003 and include a senior leverage ratio and a minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”) level as described in the agreement, as amended. With the sale of Foster Wheeler Environmental Corporation on March 7, 2003, cumulative sales proceeds received, as defined in the agreement, approximate $75,000.

Amendment No. 1 to the Credit Agreement, obtained on November 8, 2002, provides covenant relief of up to $180,000 of gross pre-tax charges recorded by the Company in the third quarter of 2002. The amendment further provides that up to an additional $63,000 in pretax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. In the 4th quarter 2002, $11,000 of the contingency risks were favorably resolved, and additional project reserves were established for $19,000 leaving a contingency balance of $33,000.

Amendment No. 2 to the Credit Agreement, entered into on March 24, 2003, modifies (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA, and Senior Debt Ratio, as specified in section 6.01 of the Credit Agreement. In connection with this amendment of the Credit Agreement, the Company must make a prepayment of principal in the aggregate amount of $10,000. Refer to exhibit 10.35, filed as part of the Report on Form 10-K/A, for the complete amendment.

Due to the Company’s significant leverage, management is reviewing various options to restructure its balance sheet. Although no definitive plans have been finalized at this point, such options may include, among other things, debt for equity exchanges, debt for debt exchanges, equity for equity exchanges, and additional asset sales. There can be no assurances, however, that the Company can successfully effect any of the foregoing.

During the third quarter of 2002, the Company also completed a receivables financing arrangement of up to $40,000. The funding available to the Company is dependent on the amount and characteristics of the

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

1. Going Concern — (Continued)

domestic receivables. The amount available to the Company fluctuates daily, but the Company estimates that approximately $15,000 to $20,000 will be available during 2003. This financing arrangement expires in August 2005 and is subject to covenant compliance. The financial covenants commence at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum EBITDA level. Noncompliance with the financial covenants allows the lender to terminate the arrangement and accelerate any amounts then outstanding. As of December 27, 2002, the Company had $0 borrowings outstanding under this facility. Refer to Note 4 for further information.

The Company initiated a comprehensive plan to enhance cash generation and to improve profitability during 2002. Management’s comprehensive plan to address the Company’s domestic liquidity issues included generating approximately $150,000 from asset sales, collection of receivables and resolving disputed claims through the end of the first quarter 2003, and an additional $40,000 over the following six months. As of December 27, 2002, the Company generated approximately $60,000 through these efforts, and with the sale of the operating business of Foster Wheeler Environmental Corporation on March 7, 2003, an additional $80,000 has been generated. An additional $10,000 has also been received through more efficient working capital management. The $40,000 is still expected to be received from asset sales and claims recoveries over the course of the year 2003. Management forecasts that the cash on hand, together with cash from operations, asset sales, collection of receivables and claims recoveries will be sufficient to fund the Company’s working capital needs through the first quarter of 2004. Failure by the Company to achieve its forecast could have a material adverse effect on the Company’s financial condition.

2. Summary of Significant Accounting Policies

Restatement — Management determined that the assets, liabilities and results of operations associated with the Company’s postretirement medical benefit plan were not properly accounted for in accordance with SFAS 106, “Employer’s Accounting for Postretirement Benefits Other Than Pensions.” The Company’s consolidated balance sheet as of December 28, 2001 and the consolidated statements of earnings and comprehensive income for each of the two years in the period ended December 28, 2001 have been revised to account for such benefit plan in accordance with SFAS 106. The effect of the adjustment was not material to the current year’s financial statements, however, management elected to restate prior years. See Note 25.

Principles of Consolidation — The consolidated financial statements include the accounts of Foster Wheeler Ltd. and all significant domestic and foreign subsidiary companies. All significant intercompany transactions and balances have been eliminated.

The Company’s fiscal year is the 52- or 53-week annual accounting period ending the last Friday in December for domestic operations and December 31 for foreign operations. For domestic operations, the years 2002, 2001 and 2000 included 52 weeks.

Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. Significant estimates are used when accounting for long-term contracts including customer and vendor claims, depreciation, employee benefit plans, taxes, asbestos litigation and expected recoveries and contingencies, among others. At December 27, 2002 and December 28, 2001 the Company has recorded commercial claims of $0 and $135,000, respectively. The decrease in recorded claims have resulted from the collection of $11,000 and a provision established for the balance of outstanding commercial claims. The Company revised its estimates of claim revenues to reflect recent adverse recovery experience, management’s desire to monetize claims, and the poor economic conditions impacting the markets served by the Company. At December 27, 2002, the Company had approximately $9,000 in requests

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies — (Continued)

for equitable adjustments recorded in contracts in process. This amount relates primarily to a claim against a US Government agency for a project currently being executed. If this claim were to be unsuccessful, the costs would be charged to cost of operating revenues.

Revenue Recognition on Long-term Contracts — Revenues and profits in long term fixed price contracts are recorded under the percentage of completion method. Progress towards completion is measured using the cost to cost method, the efforts expended method or variations thereof. These methods are applied consistently to all contracts having similar characteristics in similar circumstances. Under the cost to cost method, revenues and profits are recognized based on the ratio that costs incurred bear to total estimated costs. Under the efforts expended method, revenue and profits are recognized based on the ratio that incurred labor hours bear to total estimated labor hours. Variations of these two methods are used on multiyear contracts that require significant engineering effort and multiple delivery of units. These methods are subject to physical verification of actual progress towards completion.

Revenues and profits on costs reimbursable contracts are recorded as the costs are incurred. The Company includes flow-through costs consisting of materials, equipment and subcontractor costs as revenue on cost-reimbursable contracts when the Company is responsible for the engineering specifications and procurement for such costs.

Contracts in progress are stated at cost increased for profits recorded on the completed effort or decreased for estimated losses, less billings to the customer and progress payments on uncompleted contracts. Negative balances are presented as “estimated costs to complete long term contracts”.

The Company has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. However, current estimates may be revised as additional information becomes available. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to four years.

Claims are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for delays, errors in specifications and designs, contract terminations, change orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs. The Company records claims in accordance with paragraph 65 of the American Institute of Certified Public Accountants Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. This statement of position states that recognition of amounts as additional contract revenue related to claims is appropriate only if it is probable that the claims will result in additional contract revenue and if the amount can be reliably estimated. Those two requirements are satisfied by the existence of all of the following conditio ns: the contract or other evidence provides a legal basis for the claim; additional costs are caused by circumstances that were unforeseen at the contract date and are not the result of deficiencies in the contractor’s performance; costs associated with the claim are identifiable or otherwise determinable and are reasonable in view of the work performed; and the evidence supporting the claim is objective and verifiable. If such requirements are met, revenue from a claim is recorded only to the extent that contract costs relating to the claim have been incurred. Costs attributable to claims are treated as costs of contract performance as incurred. Such claims are currently in various stages of negotiation, arbitration and other legal proceedings.

Certain special-purpose subsidiaries in the Energy Group are reimbursed by customers for their costs, including amounts related to principal repayments of non-recourse project debt, for building and operating certain facilities over the lives of the non-cancelable service contracts. The Company records revenues relating to debt repayment obligations on these contracts on a straight-line basis over the lives of the service

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies — (Continued)

contracts, and records depreciation of the facilities on a straight-line basis over the estimated useful lives of the facilities, after consideration of the estimated residual value.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less. Cash and cash equivalents of approximately $274,000 are maintained by foreign subsidiaries as of December 27, 2002. These subsidiaries require a substantial portion of these funds to support their liquidity and working capital needs. Accordingly, these funds may not be readily available for repatriation.

Restricted Cash — Restricted cash consists of approximately $16,000 that the Company was required to deposit into escrow in connection with the Todak litigation discussed in Note 20 and approximately $69,000 that was required to collateralize letters of credit and bank guarantees. The $16,000 related to the litigation is domestic restricted cash while the $69,000 related to the letters of credit and bank guarantees is foreign restricted cash.

Short-term Investments — Short-term investments consist primarily of bonds of foreign governments and are classified as available for sale under FASB Statement No. 115 “Accounting for Certain Investments in Debt and Equity Securities”. Realized gains and losses from sales are based on the specific identification method. For the years ended 2002, 2001 and 2000, unrealized gains and losses were immaterial.

	2002	2001	2000

Proceeds from sales of short term investments	$—	$2,000	$15,000
Gain/(loss)	$—	$—	$600

Trade Accounts Receivable — In accordance with terms of long-term contracts, certain percentages of billings are withheld by customers until completion and acceptance of the contracts. Final payments of all such amounts withheld, which might not be received within a one-year period, are indicated in Note 4. In conformity with industry practice, however, the full amount of accounts receivable, including such amounts withheld, has been included in current assets.

Accounts and Notes Receivable Other — Non-trade accounts and notes receivable consist primarily of:

	2002	2001

Insurance claims receivables	$35,000	$105,200
Foreign refundable value-added tax	6,800	13,400
Cancellation of company-owned life insurance plan	—	22,000

Land, Buildings and Equipment — Depreciation is computed on a straight-line basis using composite estimated lives ranging from 10 to 50 years for buildings and from 3 to 35 years for equipment. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in earnings.

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is currently assessing the impact of the adoption of this new statement.

Effective December 29, 2001, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement addresses the accounting for long-lived assets to be disposed of by sale and resolves significant implementation issues relating to SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of”. The provisions of this

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies — (Continued)

statement are effective for financial statements issued for the fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. The Company’s results of operations and financial position were not affected by the initial adoption of this statement.

In 2002, the Company recorded losses of $35,500 in anticipation of a sale of its Hudson Falls waste-to-energy facility.

During the third quarter, management of the Energy Group approved a plan to convert the use of its domestic manufacturing facility to focus on the after-market service business and wind down the facility’s fabrication of new power generation equipment due to cost competitive considerations. The plan was subject to discussions with the local labor unions. In accordance with SFAS 144, the facility was tested for impairment using estimated future cash flows based on the revised use of the facility. The review indicated impairment in the facility’s carrying value of $13,400. The Company recorded the impairment loss in the third quarter and the impairment is reflected in the cost of operating revenues as depreciation in the accompanying consolidated statement of operations and comprehensive income/(loss). During the fourth quarter of 2002, the Company decided to take the necessary steps to mothball the facility. Additional charge s of $5,300 were recorded in December 2002.

Investments and Advances — The Company uses the equity method of accounting for investment ownership of between 20% and 50% in affiliates unless significant economic considerations indicate that the cost method is appropriate. The equity method is also used for investments in which ownership is greater than 50% when the Company does not have a controlling financial interest. Investment ownership of less than 20% in affiliates is carried at cost. Currently, all of the Company’s significant investments in affiliates are recorded using the equity method.

Income Taxes — Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities, as well as operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes currently payable and the provision for income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized on the Company’s tax return, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carryforward amounts.

Provision is made for Federal income taxes which may be payable on foreign subsidiary earnings to the extent that the Company anticipates they will be remitted. Unremitted earnings of foreign subsidiaries which have been, or are intended to be, permanently reinvested (and for which no Federal income tax has been provided) aggregated $274,549 as of December 27, 2002. It is not practicable to estimate the additional tax that would be incurred, if any, if these amounts were repatriated.

Foreign Currency — Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at year-end exchange rates and income and expenses and cash flows at monthly weighted average rates.

	2002	2001	2000

Foreign currency transaction gains	$2,900	$3,400	$6,100
Foreign currency transaction gains, net of tax	1,900	2,200	4,000

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies — (Continued)

The Company enters into foreign exchange contracts in its management of foreign currency exposures related to commercial contracts. Changes in the fair value of derivative contracts that qualify as designated cash flow hedges are deferred until the hedged forecasted transaction affects earnings. Amounts receivable (gains) or payable (losses) under foreign exchange hedges are recognized as deferred gains or losses and are included in either contracts in process or estimated costs to complete long-term contracts. The Company utilizes foreign exchange contracts solely for hedging purposes, whether or not they qualify for hedge accounting under SFAS 133. At December 27, 2002, the Company did not meet the requirements for deferral under SFAS 133 and recorded in the year ended December 27, 2002 a gain on derivative instruments of approximately $3,500.

Inventories — Inventories, principally materials and supplies, are stated at the lower of cost or market, determined primarily on the average cost method.

Intangible Assets — Intangible assets consist principally of the excess of cost over the fair value of net assets acquired (goodwill), trademarks and patents. Patents and trademarks are being amortized on a straight-line basis over periods of 12 to 40 years. The Company periodically evaluates goodwill on a separate operating unit basis to assess recoverability, and impairments, if any, are recognized in earnings. In the event facts and circumstances indicate that the carrying amount of goodwill associated with an investment is impaired, the Company reduces the carrying amount to an amount representing the estimated undiscounted future cash flows before interest to be generated by the operation.

Effective December 29, 2001, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”) which supersedes APB Opinion No. 17, “Intangible Assets”. The statement requires that goodwill and intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment at least annually. The Company tests for impairment at the reporting unit level as defined in SFAS No. 142. This test is a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value exceeds the carrying amount, goodwill is not considered impaired. If the carrying amount exceeds the fair value, the second step must be performed to measure the amount of the impairment loss, if any. The second step compares the implie d fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. An impairment loss would be recognized in an amount equal to the excess of the carrying amount of the goodwill over the implied fair value of the goodwill. Impairment losses have been measured as of December 29, 2001 and recognized as the cumulative effect of a change in accounting principle in 2002. SFAS No. 142 also requires that intangible assets with determinable useful lives be amortized over their respective estimated useful lives and reviewed annually for impairment in accordance with SFAS No. 144.

As of December 27, 2002 and December 28, 2001, the Company had unamortized goodwill of $50,214 and $200,152, respectively. Of the total goodwill at December 27, 2002, $50,187 related to the Energy Group while $27 related to the E&C Group. The reduction in goodwill is due to the $150,500 of impairment losses discussed below, offset by foreign currency translation adjustments of $562. In accordance with SFAS No. 142, the Company is no longer amortizing goodwill. The Company recognized $150,500 of impairment losses in 2002 related to the goodwill as a cumulative effect of a change in accounting principle. Of this total, $24,800 was associated with a waste-to-energy facility and $77,000 was associated with another reporting unit included in the operations of the Energy Group. The fair value of the facility and the operating unit were estimated using the expected present value of future cash flows. The remaining $48 ,700 relates to a reporting unit in the E&C Group. An impairment of the goodwill on this subsidiary was initially determined based upon indications of its market value from potential buyers. Based upon the market value, it was determined under step one that a potential impairment existed. The Company then completed step two and

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies — (Continued)

determined that a full write down of the goodwill was required. All of the other reporting units were also subjected to the first step of the goodwill impairment test.

As of December 29, 2001, the Company had unamortized identifiable intangible assets of $74,391. The following table details amounts relating to those assets as of December 27, 2002.

	As of December 27, 2002		As of December 28, 2001

	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Patents	$35,695	$(11,973)	$34,994	$(10,197)
Trademarks	60,378	(11,432)	59,266	(9,672)

Total	$96,073	$(23,405)	$94,260	$(19,869)

Amortization expense related to patents and trademarks for 2002 was $3,535. Amortization expense is expected to approximate $3,500 each year in the next five years.

The following table presents the current and prior years reported amounts adjusted to eliminate the effect of goodwill amortization in accordance with SFAS No. 142.

	December 27, 2002	December 28, 2001	December 29, 2000

		(Restated)	(Restated)
Reported net (loss)/earnings	$(525,219)	$(336,360)	$36,987
Add back: goodwill amortization		5,369	5,711

Adjusted net (loss)/earnings	$(525,219)	$(330,991)	$42,698

Basic Earnings Per Share:
Reported Net Income	$(12.82)	$(8.23)	$0.91
Goodwill Amortization	—	0.13	0.14

Adjusted Net Income	$(12.82)	$(8.10)	$1.05

Diluted Earnings per Share:
Reported Net Income	$(12.82)	$(8.23)	$0.91
Goodwill Amortization	—	0.13	0.14

Adjusted Net income	$(12.82)	$(8.10)	$1.05

Earnings per Share — Basic per share data has been computed based on the weighted average number of shares of common stock outstanding. In 1999, the Company adopted The Directors Deferred Compensation and Stock Award Plan (the “Plan”). Under the Plan, each non-management director is credited annually with share units of the Company’s common stock. In addition, each non-management director may elect to defer receipt of compensation for services rendered as a director, which deferred amount is credited to his or her account in the form of share units. The Company makes a supplemental contribution equal to 15% of the deferred amount. For the year ended 2002, 145,886 share units were credited in participants’ accounts. During the same period, 29,309 shares were delivered to one director upon his retirement. As of December 27, 2002, 116,576 share units were included in the calculation of basic earnings per share. For the years ended 2001 and 2000, 41,091 and 53,443 share units, respectively, were credited in participants’ accounts and are included in the calculation of basic earnings per share. Options to purchase 3,877,361 and 2,330,736 shares of common stock were not included in the computation of diluted earnings per share for the years ending December 27, 2002 and December 28, 2001, as restated, respectively, due to their antidilutive effect. The 13,085,751 shares related to the convertible subordinated notes were not included in the computation of diluted earnings per share for the years ended December 27, 2002 or December 28, 2001, as restated, due to their antidilutive effect.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies — (Continued)

Stock Option Plans — The Company has two fixed option plans which reserve shares of common stock for issuance to executives, key employees, and directors. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company’s stock option plans been determined based on the fair value at the grant date for awards in 2002, 2001 and 2000 consistent with the provisions of SFAS No. 123, the Company’s net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

	2002	2001	2000

		(Restated)	(Restated)

Net (loss)/earnings — as reported	$(525,219)	$(336,360)	$36,987

Net (loss)/earnings — pro forma	$(527,832)	$(340,419)	$35,515

Earnings/(loss) per share as reported
Basic	$(12.82)	$(8.23)	$.91
Diluted	*	*	$.91
(Loss)/earnings per share — pro forma
Basic	$(12.89)	$(8.33)	$.87
Diluted	*	*	$.87
*Stock options not included in diluted earnings per share due to losses in 2002 and 2001.

The assumption regarding the stock options issued to executives in 2002, 2001, and 2000 was that 100% of such options vested in the year of grant.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2002	2001	2000

Dividend yield	0.00%	1.36%	3.18%
Expected volatility	83.62%	79.20%	59.20%
Risk free interest rate	2.90%	4.23%	6.46%
Expected life (years)	5.0	5.0	5.0

Under the 1995 Stock Option Plan approved by the shareholders in April 1995 and amended in April 1999 and May 2002, the total number of shares of common stock that may be granted is 5,300,000. In April 1990, the shareholders approved a Stock Option Plan for Directors of the Company. On April 29, 1997, the shareholders approved an amendment of the Directors’ Stock Option Plan, which authorizes the granting of options on 400,000 shares of common stock to non-employee directors of the Company, who will automatically receive an option to acquire 3,000 shares each year.

These plans provide that shares granted come from the Company’s authorized but unissued or reacquired common stock. The price of the options granted pursuant to these plans will not be less than 100% of the fair market value of the shares on the date of grant. An option may not be exercised within one year from the date of grant and no option will be exercisable after ten years from the date granted.

In connection with the reorganization of Foster Wheeler Corporation on May 25, 2001, obligations under the stock option plans were assumed by Foster Wheeler Inc., an indirect wholly-owned subsidiary of the Company.

The Company also granted 1,300,000 inducement options in 2001 to its chief executive officer in connection with an employment agreement and a further 1,000,000 options in 2002 based upon an

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies — (Continued)

amendment to his employment agreement. The Company granted 300,000 inducement options to its chief financial officer and 255,000 inducement options to its president and chief executive officer of Foster Wheeler Power Group, Inc. in connection with their employment agreements in 2002. The price of the options granted pursuant to these agreements was fair market value on the date of the grant. One fifth of these options become exercisable each year after the date of the agreement; with all options available for exercise by the fifth anniversary of the agreement date. The options granted under these agreements expire 10 years from the date granted.

In 2002, the Company granted 250,000 options to one of its consultants. The price of the options granted was fair market value on the date of the grant. The options fully vest on March 31, 2003 and expire ten years from the date of grant. In accordance with SFAS 123, the Company recognized $328 of expense related to these options in 2002. As these options are not part of the Company’s employee stock option plans, they are not included in the information presented on the following page.

Information regarding these option plans for the years 2002, 2001, and 2000 is as follows (presented in actual number of shares):

	2002		2001		2000

	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price

Options outstanding, beginning of year	4,957,621	$16.75	3,137,621	$23.73	2,508,362	$27.66
Options exercised	—	—	(66,000)	9.51	—	—
Options granted	3,627,361	1.64	1,936,250	5.30	671,486	8.76
Options cancelled or expired	(139,883)	22.26	(50,250)	21.07	(42,227)	18.96

Options outstanding, end of year	8,445,099	$10.17	4,957,621	$16.75	3,137,621	$23.73

Option price range at end of year	$ 1.46 to		$ 4.985 to		$ 6.34375
	$45.68750		$45.6875		to $45.6875
Option price range for exercised shares	—		$ 9.00 to		—
			$ 15.0625		—
Options available for grant at end of year	554,069		566,180		1,192,180

Weighted-average fair value of options granted during the year	$1.11		$3.23		$3.38
Options exercisable at end of year	3,555,752		2,620,547		2,265,468
Weighted-average of exercisable options at end of year	$20.35		$26.30		$28.63

The following table summarizes information about fixed-price stock options outstanding as of December 27, 2002:

	Options Outstanding			Options Exercisable

Range of Exercise Prices	Number Outstanding at 12/27/02	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable at 12/27/02	Weighted- Average Exercise Price

27.4375 to 28.75	89,667	1 year	28.49	89,667	28.49
32.9375 to 40.0625	160,834	2 years	36.04	160,834	36.04
29.75 to 35.25	369,167	3 years	30.20	369,167	30.20
42.1875 to 45.6875	253,584	4 years	42.62	253,584	42.62
36.9375 to 37.25	373,500	5 years	36.96	373,500	36.96
27.50 to 27.625	408,000	6 years	27.62	408,000	27.62
13.50 to 15.0625	643,000	7 years	14.17	643,000	14.17
6.34375 to 10.00	607,486	8 years	8.73	412,819	8.30
4.985 to 11.60	1,912,500	9 years	5.29	761,833	5.66
1.46 to 1.87	3,627,361	10 years	1.65	83,348	1.64

1.46 to 45.6875	8,445,099			3,555,752

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies — (Continued)

Reclassifications — Certain prior period amounts have been reclassified to conform to current financial statement presentation. In particular, the Engineering, Procurement and Construction business for the Power industry in the United States was reclassified from the E&C Group to the Energy Group. This allows for United States domestic power projects to be controlled by one group and better aligns the presentation with the current management reporting as well as the customer base.

Recent Accounting Developments — In June 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections”. SFAS 145 rescinds previous statements regarding the extinguishment of debt and amends SFAS 13, “Accounting for Leases” to eliminate an inconsistency between the required accounting for sale/leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale/leaseback transactions. The provisions of SFAS 145 related to the extinguishment of debt are to be applied to fiscal years beginning after May 15, 2002. The provisions of SFAS 145 related to the amendment of SFAS 13 are effective for transactions occurring after May 15, 2002. The Company is currently assessing the impact of the ado ption of this new standard.

In June 2002, the FASB issued SFAS 146 “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS 146 requires liabilities associated with an exit or disposal activity be recognized at fair value when the liability is incurred. This contrasts with existing accounting requirements, under which liabilities for exit or disposal activities are recognized at the date of an entity’s commitment to an exit plan. The provisions of SFAS 146 are effective for exit or disposal activities initiated after December 31, 2002, although early adoption is permitted. The Company implemented SFAS 146 in the fourth quarter of 2002. In connection with the Company’s exit from the Dansville, NY manufacturing facility, the Company recognized $5,300 as a charge to earnings in accordance with this standard.

In December 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”. SFAS 148 amends SFAS 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure requirements of SFAS 123 to require prominent disclosures, in both interim and annual financial statements, about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. The provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002. The provisions of this standard relating to the fair value measurements do not affect the Company as it accounts for stock-based employee compensation under the provisions of Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees” as permitted under SFAS 123. The Company in its 2002 financial statements has implemented the disclosure requirements of this standard.

In November 2002, the FASB issued FASB Interpretation (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The interpretation does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. FIN 45 also incorporates, without change, the guidance in FIN 34, “Disclosure of Indirect Guarantees of Indebtedness of Others”, which is being superseded.

This Interpretation does not apply to certain guarantee contracts and the provisions related to recognizing a liability at inception for the fair value of the guarantor’s obligation do not apply to the following:

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

2. Summary of Significant Accounting Policies — (Continued)

a. Product warranties

b. Guarantees that are accounted for as derivatives

c. Guarantees that represent contingent consideration in a business combination

d. Guarantees for which the guarantor’s obligations would be reported as an equity item (rather than a liability)

e. An original lessee’s guarantee of lease payments when that lessee remains secondarily liable in conjunction with being relieved from being the primary obligor (that is, the principal debtor) under a lease restructuring

f. Guarantees issued between either parents and their subsidiaries or corporations under common control

g. A parent’s guarantee of a subsidiary’s debt to a third party, and a subsidiary’s guarantee of the debt owed to a third party by either its parent or another subsidiary of that parent.

However, the guarantees described in (a)-(g) above are subject to the disclosure requirements.

The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company in its 2002 financial statements has implemented the disclosure requirements of this interpretation.

3. Research and Development

For the years 2002, 2001, and 2000, approximately $10,300, $12,300 and $12,000, respectively, were spent on Company-sponsored research activities. During the same periods, approximately $18,100, $39,200 and $27,600, respectively, were spent on customer-sponsored research activities.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

4. Accounts and Notes Receivable

The following tabulation shows the components of trade accounts and notes receivable:

	December 27, 2002	December 28, 2001
From long-term contracts:
Amounts billed due within one year	$410,214	$452,367

Retention:
Billed:
Estimated to be due in:
2002	—	65,631
2003	58,042	18,059
2004	25,481	22,246
2005	4,978	2,485

Total billed	88,501	108,421

Unbilled:
Estimated to be due in:
2002	—	127,046
2003	97,997	9,538
2004	4	—

Total unbilled	98,001	136,584

Total retentions	186,502	245,005

Total receivables from long-term contracts	596,716	697,372
Other trade accounts and notes receivable	19,387	32,172

	616,103	729,544
Less, allowance for doubtful accounts	16,597	2,988

	$599,506	$726,556

Provisions for non-payments of customer balances are normally addressed within the overall profit calculation of the contracts and are not specifically covered by allowances for doubtful accounts. As a result, the amount considered to be in the receivable qualifying account (allowance for doubtful accounts) does not represent the full allowance.

In the third quarter of 1998, a subsidiary of the Company entered into a three-year agreement with a financial institution whereby the subsidiary would sell an undivided interest in a designated pool of qualified accounts receivable. Under the terms of the agreement, new receivables were added to the pool as collections reduce previously sold accounts receivable. The credit risk of uncollectible accounts receivable was transferred to the purchaser. The Company serviced, administered and collected the receivables on behalf of the purchaser. Fees payable to the purchaser under this agreement were equivalent to rates afforded high quality commercial paper issuers plus certain administrative expenses and were included in other deductions, in the Consolidated Statement of Earnings and Comprehensive Income. As of December 28, 2001 $50,000 in receivables were sold under the agreement and are therefore not reflected in the accounts recei vable—trade balance in the Consolidated Balance Sheet. The agreement was terminated and repaid in early 2002 and replaced with a new facility in August 2002, as described below.

In the third quarter of 2002, the Company entered into a receivables securitization facility that matures on August 15, 2005 and is secured by a portion of the Company’s domestic trade receivables. The facility operates through the use of a wholly owned, special purpose subsidiary, Foster Wheeler Funding LLC (“FW

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

4. Accounts and Notes Receivable — (Continued)

Funding”) as described below. FW Funding is included in the consolidated financial statements of the Company.

FW Funding entered a Purchase, Sale and Contribution Agreement (“PSCA”) on August 15, 2002 with six of the Company’s wholly owned domestic subsidiaries. Pursuant to the PSCA, FW Funding is obligated to purchase eligible trade receivables, as defined in the PSCA, from these companies and these companies are obligated to contribute as capital their ineligible trade accounts receivable as defined in the PSCA. On August 15, 2002, FW Funding also entered into a Loan and Security Agreement with Foothill Capital Corporation and Ableco Finance Corporation LLC. Under this agreement, FW Funding has the ability to borrow up to a maximum of $40,000 using eligible trade accounts receivable as security. FW Funding pays 10% interest on all outstanding borrowings. In addition, FW Funding pays a monthly unused line fee equal to 0.5% per annum of the maximum available amount less the average daily amount of borrowings during th e preceding month. The facility is subject to covenant compliance. The financial covenants commence at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum EBITDA level. Noncompliance with the financial covenants allows the lender to terminate the arrangement and accelerate any amounts then outstanding.

No amounts were outstanding under this facility as of December 27, 2002. FW Funding may increase or decrease, at its discretion, its use of the facility on a weekly basis subject to the availability of sufficient eligible trade accounts receivable and the facility’s maximum amount of $40,000. As of December 27, 2002, FW Funding held $211,700 of trade accounts receivable which are included in the consolidated balance sheet and had $21,900 of availability under the facility.

5. Contracts in Process and Inventories

Costs of contracts in process and inventories are shown below:

	2002	2001

Inventories
Materials and supplies	$9,102	$10,190
Finished goods	230	339

	$9,332	$10,529

The following tabulation shows the elements included in contract in process as related to long-term contracts:

	2002	2001

Contracts in Process
Costs plus accrued profits less earned revenues on contracts currently in process	$346,183	$638,238
Less, progress payments	65,582	144,639

	$280,601	$493,599

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

6. Land, Buildings and Equipment

Land, buildings and equipment are stated at cost and are set forth below:

	2002	2001

Land and land improvements	$23,806	$21,261
Buildings	151,462	104,869
Equipment	590,295	598,047
Construction in progress	4,117	3,835

	$769,680	$728,012

Depreciation expense for the years 2002, 2001, and 2000 was $54,492, $44,348, and $46,388, respectively.

7. Pensions and Other Postretirement Benefits

Pension Benefits — Domestic and certain foreign subsidiaries of the Company have several pension plans covering substantially all full-time employees. Under the plans, retirement benefits are primarily a function of both years of service and level of compensation; the domestic plans are noncontributory. Effective January 1, 1999, a cash balance program was established for the domestic plan. The pension benefit under the previous formulas remain the same for current employees if so elected, however, new employees are offered only the cash balance program. The cash balance plan resembles a savings account. Amounts are credited based on age and a percentage of earnings. At termination or retirement, the employee receives the balance in the account in a lump-sum. Under the cash balance program, future increases in employee earnings will not apply to prior service costs. It is the Company’s policy to fund the plans on a current basis to the extent deductible under existing Federal tax regulations. Such contributions, when made, are intended to provide not only for benefits attributed to service to date, but also those expected to be earned in the future. The Company also has a non-qualified, unfunded supplemental executive retirement plan which covers certain employees.

Through the year ended December 27, 2002, the Company recognized a cumulative minimum liability in its financial statements for both domestic and foreign underfunded plans in the amount of $370,649 resulting in a pre-tax charge to Other Comprehensive Income. The minimum pension liability will change from year to year as a result of revisions to actuarial assumptions, experience gains or losses and settlement rate changes.

Domestic subsidiaries of the Company have a 401(k) plan for salaried employees. The Company, for the years 2002, 2001, and 2000, contributed a 50% match of the first 6% of base pay of employee contributions, subject to the annual IRS limit which amounted to a cost of $5,507, $5,008, and $5,599, respectively.

Other Benefits — In addition to providing pension benefits, some of the Company’s domestic subsidiaries provide certain health care and life insurance benefits for retired employees. Employees may become eligible for these benefits if they qualify for and commence normal or early retirement pension benefits as defined in the pension plan while working for the Company. Benefits are provided through insurance companies. Additionally, some of the Company’s domestic subsidiaries also have a plan which provides coverage for an employee’s beneficiary upon the death of the employee.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

7. Pensions and Other Postretirement Benefits — (Continued)

The following chart contains the disclosures for pension and other benefits for the years 2002, 2001 and 2000.

	Pension Benefits		Other Benefits

	2002	2001	2002	2001
				(Restated) (See Note 2)
Projected Benefit Obligation (PBO)
PBO at beginning of period	$641,100	$601,819	$118,959	$94,449
Service cost	29,044	27,248	2,785	996
Interest cost	40,874	37,856	8,255	7,227
Plan participants contributions	5,690	4,004	—	—
Plan amendments	3,091	1,973	(8,510)	(422)
Actuarial loss/(gain)	106,005	11,161	23,035	21,032
Benefits paid	(37,120)	(42,091)	(8,733)	(8,423)
Special termination benefits/other	(8,514)	(140)	(2,399)	4,100
Foreign currency exchange rate changes	40,003	(730)	—	—

PBO at end of period	820,173	641,100	133,392	118,959

Plan Assets
Fair value of plan assets beginning of period	521,195	575,990	—	—
Actual return on plan assets	(62,743)	(33,736)	—	—
Employer contributions	41,917	12,354	8,733	8,423
Plan participant contributions	5,690	4,004	—	—
Benefits paid	(37,120)	(42,091)	(8,733)	(8,423)
Other	(9,819)	2,171	—	—
Foreign currency exchange rate changes	28,184	2,503	—	—

Fair value of plan assets at end of period	487,304	521,195	—	—

Funded Status
Funded status	(332,869)	(119,905)	(133,392)	(118,959)
Unrecognized net actuarial loss/(gain)	436,100	213,607	(14,846)	14,500
Unrecognized prior service cost	12,507	12,219	31,308	(18,029)
Adjustment for the minimum liability	(370,649)	(70,270)	—	—

Prepaid (accrued) benefit cost	$(254,911)	$35,651	$(116,930)	$(122,488)

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

7. Pensions and Other Postretirement Benefits — (Continued)

	Pension Benefits			Other Benefits

	2002	2001	2000	2002	2001	2000
					(Restated)	(Restated)
					(See Note 2)	(See Note 2)
Net Periodic Benefit Cost
Service cost	$29,044	$27,248	$28,013	$2,785	$996	$1,248
Interest cost	40,874	37,856	37,642	8,255	7,227	5,905
Expected return on plan assets	(42,700)	(51,819)	(57,022)	—	—	—
Amortization of transition asset	63	56	(9)	—	—	—
Amortization of prior service cost	1,810	1,692	2,215	(2,853)	(2,206)	(2,165)
Recognized actuarial loss/(gain)Other	15,453	5,020	(326)	(5,013)	4,396	(60)

SFAS No.87 net periodic pension cost	44,544	20,053	10,513	3,174	10,413	4,928
SFAS No.88 cost*	1,908	1,900	—	—	—	—

Total net periodic pension cost	$46,452	$21,953	$10,513	$3,174	$10,413	$4,928

Weighted Average Assumptions
Discount rate	6.1%	6.4%	6.7%	6.625%	7.75%	7.8%
Long term rate of return	8.2%	9.3%	9.5%
Salary scale	4.1%	4.2%	4.2%

*
Under the provision of SFAS No. 88 “Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” charges were recorded for a provision for the mothballing of a domestic manufacturing facility of $900, a provision for employee terminations as part of the workforce reduction of $100, and a provision for the retirement of the Company’s Vice President of Human Resources of approximately $900 in 2002; a provision for the retirement of the Company’s Chief Executive Officer resulted in a charge of $1,900 in 2001.

Health care cost trend:
2002	8.5%
Decline to 2009	5.0%

Assumed health care cost trend rates have a significant effect on the amounts reported for the other benefit plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage Point Increase	1-Percentage Point Decrease

Effect on total of service and interest cost components	$709	$(627)
Effect on accumulated postretirement benefit obligations	10,834	(9,599)

8. Bank Loans

The approximate weighted average interest rates on borrowings outstanding (primarily foreign) at the end of 2002 and 2001 were 4.38% and 4.28%, respectively.

Unused lines of credit for short-term bank borrowings aggregated $6,373 at year-end 2002, all of which were available outside the United States and Canada in various currencies at interest rates consistent with market conditions in the respective countries.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

8. Bank Loans — (Continued)

Interest costs incurred (including dividends on preferred security) in 2002, 2001, and 2000 were $84,396, $85,202 and $83,405 of which $1,368, $718 and $151, respectively, were capitalized.

9. Corporate and Other Debt and Convertible Subordinated Notes

Corporate Debt — The Company, through its subsidiary Foster Wheeler LLC, has $200,000 Notes (the “Senior Notes") in the public market, which bear interest at a fixed rate of 6.75% per annum, payable semiannually, and mature November 15, 2005. The Senior Notes were issued under an indenture between the Company and BNY Midwest Trust Company. The Notes are not redeemable prior to maturity and are not subject to any sinking fund requirements. The Senior Notes constitute senior unsecured indebtedness of the Company and rank on parity with the Company’s other senior unsecured indebtedness.

In August 2002, the Company finalized a Senior Credit Facility with its lender group. This facility, including a $71,000 term loan, a $69,000 revolving credit facility, and a $149,000 letter of credit facility, expires on April 30, 2005. This facility is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and 66% of the stock of the first-tier foreign subsidiaries. The facility has no scheduled repayments prior to maturity on April 30, 2005. The facility requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. The Company retains the first $77,000 of such amounts and also retains a 50% share of the balance. The financial covenants in the facility commence at the end of the first quarter 2003 and include a senior leverage ratio and a minimum EBITDA level as described in the agreement, as amended. With the sale of Foster Wheeler Envir onmental Corporation on March 7, 2003, cumulative sales proceeds received, as defined in the agreement, approximate $75,000.

The term loan and revolving loans bear interest at the Company’s option of (a) LIBOR plus 3.50% or (b) the Base Rate plus 2.50%. The “Base Rate” means the higher of (i) the Bank of America prime rate and (ii) the Federal Funds rate plus 0.5%.

Amendment No. 1 to the Credit Agreement, obtained on November 8, 2002, provides covenant relief of up to $180,000 of gross pre-tax charges recorded by the Company in the third quarter of 2002. The amendment further provides that up to an additional $63,000 pre-tax charges related to specific contingencies may be excluded from the covenant calculation, if incurred, through December 31, 2003.

Amendment No. 2 to the Credit Agreement, entered into on March 24, 2003, modifies (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA, and Senior Debt Ratio, as specified in section 6.01 of the Credit Agreement. In connection with this amendment of the Credit Agreement, the Company must make a prepayment of principal in the aggregate amount of $10,000. Refer to exhibit 10.35, filed as part of this Report on Form 10-K, for the complete amendment.

As of December 27, 2002, $140,000 was borrowed under the Senior Credit Facility. This amount appears on the Consolidated Balance Sheet under the caption “Corporate and Other Debt.” As of December 27, 2002, $113,670 of standby letters of credit were outstanding.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

9. Corporate and Other Debt and Convertible Subordinated Notes — (Continued)

Corporate and other debt consisted of the following:

	2002	2001

Senior Credit Facility (average interest rate 5.15%)	$140,000	$70,000
6.75% Notes due November 15, 2005	200,000	200,000
Other	6,707	27,627

	346,707	297,627
Less: Current portion	5,005	297,627

	$341,702	$0

Principal payments are payable in annual installments of:
2004	$1,401
2005	340,134
2006	116
2007	51

Balance due in installments through 2007	$341,702

Convertible Subordinated Notes — In May and June 2001, the Company issued convertible subordinated notes having an aggregate principal amount of $210,000. The notes are due in 2007 and bear interest at 6.50% per annum, payable semi-annually on June 1 and December 1 of each year, commencing December 2001. The notes may be converted into common shares at an initial conversion rate of 62.131 common shares per $1,000 principal amount, or $16.05 per common share, subject to adjustment under certain circumstances. The notes are subordinated in right of payment to all existing and future senior indebtedness of the Company. The net proceeds of approximately $202,900 were used to repay $76,300 under the 364-day revolving credit facility that expired on May 30, 2001 and to reduce advances outstanding under a revolving credit agreement. Amortization of debt issuance costs is included as a component of interest expense over the t erm of the notes.

10. Derivative Financial Instruments

The Company operates on a worldwide basis. The Company’s activities expose it to risks related to the effect of changes in the foreign-currency exchange rates. The Company maintains a foreign-currency risk-management strategy that uses derivative instruments to protect it from unanticipated fluctuations in cash flows that may arise from volatility in currency exchange rates. The Company utilizes foreign exchange contracts solely for hedging purposes, whether or not they qualify for hedge accounting under SFAS 133. At December 27, 2002, the Company did not meet the requirements for deferral under SFAS 133 and recorded in the year ended December 27, 2002 a $5,300 net gain on derivative instruments which is recorded as a reduction in cost of operating revenues on the consolidated statement of earnings and comprehensive income. The Company is exposed to credit loss in the event of non-performance by the counterparties. All of these counterparties are significant financial institutions that are primarily rated A or better by Standard & Poor’s or A2 or better by Moody’s. As of December 27, 2002, approximately $177,140 was owed to the Company by counterparties and $103,950 is owed by the Company to counterparties. A $3,834 net of tax gain was recorded in other comprehensive income as of December 28, 2001. This amount was reclassified to earnings in 2002 as the Company no longer qualified for deferral under SFAS 133.

The maximum term over which the Company is hedging exposure to the variability of cash flows is twenty-four months.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

10. Derivative Financial Instruments — (Continued)

A reconciliation of current period changes, net of applicable income taxes, in accumulated other comprehensive income relating to derivatives qualifying as cash flow hedges are as follows:

Balance as of December 28, 2001	$3,834
Reclassification to earnings	(3,834)

Balance at December 27, 2002	$0

11. Subordinated Robbins Facility Exit Funding Obligations

Foster Wheeler’s subordinated obligations entered into in connection with the restructuring of debt incurred to finance construction of a waste-to-energy facility in the Village of Robbins, Illinois (the “Exit Funding Agreement”) are limited to funding:

1999C Bonds 7 ¼% interest, due October 15, 2009 ($13,710) and October 15, 2024 ($77,155)	$90,865
1999D Bonds accrued at 7% due October 15, 2009	18,000

Total	$108,865

1999C Bonds. The 1999C Bonds are subject to mandatory sinking fund reduction prior to maturity at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date by application by the Trustee of funds on deposit to the credit of the 1999C Sinking Fund Installment Subaccount on October 15 in the years and in the principal amounts as follows:

1999C BONDS DUE 2009

Year	Amount	Year	Amount

2003	$1,580	2006	$1,940
2004	1,690	2007	2,080
2005	1,810	2008	2,225
		2009	2,385

			$13,710

1999C BONDS DUE 2024

Year			Amount

2023			$37,230
2024			39,925

			77,155

			$90,865

See Note 20 for further information.

12. Mandatorily Redeemable Preferred Securities

On January 13, 1999, FW Preferred Capital Trust I, a Delaware business trust which is a 100% owned finance subsidiary of the Company, issued $175,000 in Preferred Trust Securities. The Preferred Trust Securities are fully and unconditionally guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC. These Preferred Trust Securities are entitled to receive cumulative cash distributions at an annual rate of 9.0%. Distributions are paid quarterly in arrears on April 15, July 15, October 15, and January 15 of each year. Such distributions may be deferred for periods up to five years during which time additional interest accrues at 9.0%. In accordance with this provision, the Company has deferred all quarterly distributions beginning

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

12. Mandatorily Redeemable Preferred Securities — (Continued)

with the distribution due on January 15, 2002. Such deferred interest totals $20,100. The maturity date is January 15, 2029. Foster Wheeler can redeem these Preferred Trust Securities on or after January 15, 2004.

13. Special-purpose Project Debt

Special-purpose project debt represents debt incurred to finance the construction of cogeneration facilities or waste-to-energy projects. The notes and/or bonds are collateralized by certain assets of each project. The Company’s obligations with respect to this debt are limited to guaranteeing the operating performance of the projects.

	2002		2001

Note payable, interest varies based on one of several money market rates (2002-year-end rate 2.705%), due semiannually through July 30, 2006	$27,907	(1)	$33,367
Senior Secured Notes, interest 11.443%, due annually April 15, 2003 through 2015	40,077	(2)	42,075
Solid Waste Disposal and Resource Recovery System Revenue Bonds, interest 7.125% to 7.5%, due annually December 1, 2003 through 2010	88,920	(3)	97,978
Resource Recovery Revenue Bonds, interest 7.9% to 10%, due annually December 15, 2003 through 2012	48,936	(4)	52,636

	205,840		226,056
Less: Current portion	24,227		20,216

	$181,613		$205,840

(1)	The note payable for $27,907 represents a loan under a bank credit facility to a limited partnership whose general partner is a special-purpose subsidiary.
(2)
The Senior Secured Notes of $40,077 were issued in a total amount of $42,500. The notes are collateralized by certain revenues and assets of a special-purpose subsidiary which is the indirect owner of the project.

(3)
The Solid Waste Disposal and Resource Recovery System Revenue Bonds totaling $88,920 were issued in a total amount of $133,500. The bonds are collateralized by a pledge of certain revenues and assets of the project, but not the plant (see Note 20).

(4)	The Resource Recovery Revenue Bonds of $48,936 were issued in a total amount of $86,780. The bonds are collateralized by a pledge of certain revenues and assets of the project.

Principal payments are payable in annual installments as follows:

2004	$23,195
2005	25,165
2006	27,072
2007	15,323
Balance due in installments through 2015	90,858

$181,613

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

14. Guarantees

The Company has provided indemnifications to third parties relating to businesses and/or assets the Company previously owned. Such indemnifications relate primarily to potential environmental and tax exposures for activities conducted by the Company prior to the sale.

	Maximum Potential Payment	Carrying Amount of Liability

Environmental indemnifications	No limit	$5,400
Tax indemnifications	No limit	$0

The Company provides for make good/warranty reserves on certain of its long-term contracts. Generally, these reserves are accrued over the life of the contract so that a sufficient balance is maintained to cover the exposures at the conclusion of the contract.

Balance as of December 28, 2001	$52,700
Accruals	45,600
Settlements	(8,600)
Adjustments to provisions	(7,800)

Balance as of December 27, 2002	$81,900

15. Equity Interests

The Company owns a non-controlling equity interest in three energy projects and one waste-to-energy project; three of which are located in Italy and one in Chile. Two of the projects in Italy are each 42% owned while the third is 49% owned by the Company. The project in Chile is 85% owned by the Company. However, the Company does not have a controlling financial interest in the Chilean project. Following is summarized financial information for the Company’s equity affiliates combined, as well as the Company’s interest in the affiliates.

	December 27, 2002		December 28, 2001

	Italian Projects	Chilean Project	Italian Projects	Chilean Projects

Balance Sheet Data:
Current assets	$80,966	$22,352	$75,942	$23,301
Other assets (primarily buildings and equipment)	344,993	218,990	311,584	227,019
Current liabilities	20,665	14,748	12,487	14,747
Other liabilities (primarily long-term debt)	344,148	152,949	329,030	158,124
Net assets	61,146	73,645	46,009	77,449

	December 27, 2002		December 28, 2001

	Italian Projects	Chilean Project	Italian Projects	Chilean Projects	Venezuela Project

Income Statement Data for twelve months:
Total revenues	$171,565	$38,425	$159,845	$40,546	$4,428
Income before income taxes	31,358	10,087	21,618	10,467	2,684
Net earnings	17,648	8,372	11,955	8,689	2,582

As of December 27, 2002, the Company’s share of the net earnings and investment in the equity affiliates totaled $14,006 and $88,523, respectively. Dividends of $9,744 were received during the year 2002. The Company has guaranteed certain performance obligations of such projects. The Company’s average contingent obligations under such guarantees are approximately $2,800 per year for the four projects. The Company has provided a $10,000 debt service reserve letter of credit providing liquidity should the

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

15. Equity Interests — (Continued)

performance of the project be insufficient to cover the debt service payments. No amounts have been drawn under the letter of credit.

In April 2001, the Company completed the sale of its interests in two hydrogen production plants in South America. The net proceeds from these transactions were approximately $40,000. An after-tax loss of $5,000 was recorded in the second quarter relating to these sales.

16. Income Taxes

The components of (loss)/earnings before income taxes for the years 2002, 2001 and 2000 were taxed under the following jurisdictions:

	2002	2001	2000

		(Restated) (See Note 2)	(Restated) (See Note 2)

Domestic	$(506,639)	$(244,809)	$(37,334)
Foreign	(3,923)	31,844	89,500

Total	$(510,562)	$(212,965)	$52,166

The provision/(benefit) for income taxes on those earnings was as follows:

	2002	2001	2000

		(Restated) (See Note 2)	(Restated) (See Note 2)
Current tax (benefit)/expense:
Domestic	$5,931	$5,486	$2,116
Foreign	10,978	22,545	15,094

Total current	16,909	28,031	17,210

Deferred tax (benefit)/expense:
Domestic	—	102,147	(14,079)
Foreign	(2,252)	(6,783)	12,048

Total deferred	(2,252)	95,364	(2,031)

Total provision/(benefit) for income taxes	$14,657	$123,395	$15,179

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

16. Income Taxes — (Continued)

Deferred tax liabilities (assets) consist of the following:

	2002	2001	2000

		(Restated) (See Note 2)	(Restated) (See Note 2)

Difference between book and tax depreciation	$35,002	$34,369	$72,195
Pension assets	(61,279)	7,584	22,881
Capital lease transactions	7,376	8,612	9,733
Revenue recognition	(7,210)	5,999	16,736
Other	—	192	740

Gross deferred tax liabilities (assets)	(26,111)	56,756	122,285

Current taxability of estimated costs to complete long-term contracts	(14,278)	(4,297)	(5,750)
Income currently taxable deferred for financial reporting	(4,175)	(5,307)	(5,491)
Expenses not currently deductible for tax purposes	(129,917)	(122,983)	(132,898)
Investment tax credit carry forwards	(30,893)	(30,893)	(30,251)
Postretirement benefits other than pensions	(67,113)	(47,242)	(56,250)
Asbestos claims	(6,200)	(7,000)	(7,963)
Minimum tax credits	(10,883)	(11,073)	(10,263)
Foreign tax credits	(9,579)	(6,485)	(13,763)
Net operating loss carryforwards	(178,067)	(15,332)	(68,260)
Effect of write-downs and restructuring reserves	(40,873)	(63,680)	—
Other	(15,621)	(19,871)	(5,432)
Valuation allowance	444,427	268,851	71,816

Net deferred tax assets	(63,172)	(65,312)	(264,505)

	$(89,283)	$(8,556)	$(142,220)

The domestic investment tax credit carryforwards, if not used, will expire in the years 2003 through 2008. Foreign tax credit carryforwards are recognized based on their potential utilization and, if not used, will expire in the years 2004 through 2007. As reflected above, the Company has recorded various deferred tax assets. Realization is dependent on generating sufficient taxable income prior to the expiration of the various credits. Management believes that it is more likely than not that the remaining net deferred tax assets (after consideration of the valuation allowance) will be realized through future earnings and/or tax planning strategies. The amount of the deferred tax assets considered realizable, however, could change in the near future if estimates of future taxable income during the carryforward period are changed. The valuation allowance increased by $175,600 and $197,000 in 2002 and 2001, respectively. Such increase i s required under FASB 109, “Accounting for Income Taxes”, when there is an evidence of losses from domestic operations in the three most recent fiscal years. For statutory purposes, the majority of deferred tax assets for which a valuation allowance is provided in the current year do not begin expiring until 2020 and beyond, based on the current tax laws.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

16. Income Taxes — (Continued)

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory rate to earnings before income taxes, as a result of the following:

	2002	2001	2000

Tax provision/(benefit) at U.S.statutory rate	(35.0)%	(35.0)%	35.0%
State income taxes, net of Federal income tax benefit	0.4	1.9	6.7
Increase in valuation allowance	34.4	86.2	—
Difference in estimated income taxes on foreign income and losses, net of previously provided amounts	2.0	2.2	(7.5)
Other	1.1	2.6	(5.1)

	2.9%	57.9%	29.1%

17. Operating Leases

The Company entered into a sale/leaseback of its waste-to-energy plant in Charleston, South Carolina, in 1989. The terms of the agreement consisted of a long-term operating lease of 25 years. The Company recorded a deferred gain of $13,800 related to this transaction which is being amortized to income over the term of the lease. As of December 28, 2001, the unamortized gain was $6,500, net of the current portion of $500 each year. The lease expense recognized for 2002 was $6,300 and for 2001 and 2000 was $7,500 per year. The Charleston facility was sold in October of 2002.

The Company and certain of its subsidiaries are obligated under other operating lease agreements primarily for office space. Rental expense for these leases totaled $32,000 in 2002, $29,800 in 2001, and $30,200 in 2000. Future minimum rental commitments on non- cancelable leases are as follows:

Fiscal year:
2003	$26,937
2004	25,805
2005	21,208
2006	16,443
2007	15,159
Thereafter	157,574

$263,126

18. Capital Leases

During 2002, the Company entered into sales-leaseback transactions for office buildings in both Finland and the United States. The transactions qualified as capitalized leases. Assets under capital leases are summarized as follows:

2002

Buildings and improvements	$35,755
Less accumulated amortization	342

Net assets under capital lease	$35,413

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

18. Capital Leases — (Continued)

The following are the minimum lease payments to be made in each of the years indicated for the capital leases in effect as of December 27, 2002:

Fiscal year:
2003	$6,152
2004	6,152
2005	6,152
2006	6,679
2007	6,679
Thereafter	134,927
Less: Interest	(107,754)

Net minimum lease payments under capital leases	$58,987

19. Quarterly Financial Data (Unaudited)

	Three Months Ended

2002	March 29	June 28	Sept. 27	Dec. 27

	(Restated) (See Note 2)	(Restated) (See Note 2)	(Restated) (See Note 2)

Operating revenues	$795,409	$944,334	$799,069	$980,365
Gross earnings/(loss) from operations	83,477	48,787	(58,858)	18,861
Net (loss) prior to cumulative effect of a change in accounting principle	(25,610)	(85,996)	(151,010)	(112,103)
Cumulative effect of a change in accounting principle for goodwill, net of $0 tax	(150,500)
Net (loss)	(176,110)	(85,996)	(151,010)	(112,103)

Earnings/(loss) per share:
Basic	$(4.30)	$(2.10)	$(3.69)	$(2.73)
Diluted	$(4.30)	$(2.10)	$(3.69)	$(2.73)

Shares outstanding:
Basic:
Weighted average number of shares outstanding	40,920	40,945	40,963	40,999
Diluted:
Effect of stock options	*	*	*	*

Total diluted	40,920	40,945	40,963	40,999

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

19. Quarterly Financial Data (Unaudited) — (Continued)

	Three Months Ended

2001	March 30	June 29	Sept. 28	Dec. 28

	(Restated) (See Note 2)	(Restated) (See Note 2)	(Restated) (See Note 2)	(Restated) (See Note 2)

Operating revenues	$682,643	$826,882	$808,798	$996,991
Gross earnings from operations	74,958	84,421	68,390	(76,480)
Net earnings	6,974	(342)	111	(343,103)

Earnings per share:
Basic	$0.17	$(0.01)	$0.00	$(8.39)
Diluted	$0.17	$(0.01)	$0.00	$(8.39)

Shares outstanding:
Basic:
Weighted average number of shares outstanding	40,835	40,891	40,884	40,896
Diluted:
Effect of stock options	310	360	87	*

Total diluted	41,145	41,251	40,971	40,896

*	The effect of the stock options and convertible notes were not included in the calculation of diluted earnings per share as these options were antidilutive due to the quarterly loss.

20. Litigation and Uncertainties

In the ordinary course of business, the Company and its subsidiaries enter into contracts providing for assessment of damages for nonperformance or delays in completion. Suits and claims have been or may be brought against the Company by customers alleging deficiencies in either equipment or plant construction and seeking resulting alleged damages. Based on its knowledge of the facts and circumstances relating to the Company’s liabilities, if any, and to its insurance coverage, management of the Company believes that the disposition of such suits will not result in material charges against assets or earnings materially in excess of amounts previously provided in the accounts.

Some of the Company’s U.S. subsidiaries, along with many other companies, are codefendants in numerous asbestos-related lawsuits and out-of-court informal claims pending in the United States. Plaintiffs claim damages for personal injury alleged to have arisen from exposure to or use of asbestos in connection with work allegedly performed by the Company’s subsidiaries during the 1970s and prior. A summary of claim activity for the three years ended December 27, 2002 is as follows:

	Number of Claims

	2002	2001	2000

Balance, beginning of year	110,700	92,100	73,600
New claims	45,200	54,700	41,300
Claims resolved	(16,100)	(36,100)	(22,800)

Balance, end of year	139,800	110,700	92,100

The amount spent on asbestos litigation defense and case resolution, substantially all of which was reimbursed or will be reimbursed from insurance coverage, was $57,200 in 2002, $66,900 in 2001, and $56,200 in 2000.

The Company has recorded assets of $569,000 relating to probable insurance recoveries of which approximately $35,000 is recorded in accounts and notes receivables, and $534,000 is recorded as long term.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

20. Litigation and Uncertainties — (Continued)

The Company has funded approximately $59,000 as of December 27, 2002. The asset is an estimate of recoveries from insurers based upon assumptions relating to cost allocation and resolution of pending proceedings with certain insurers, as well as recoveries under a funding arrangement with other insurers, which has been in place since 1993. The total liability recorded is comprised of an estimated liability relating to open (outstanding) claims of approximately $337,500 and an estimated liability relating to future unasserted claims of approximately $217,300. Of the total, $35,000 is recorded in accrued expenses and $519,800 is recorded in asbestos related liability on the consolidated balance sheet. These estimates are based upon the following information and/or assumptions: number of open claims; forecasted number of future claims; estimated average cost per claim by disease type; and the breakdown of known and future claims into disease type. The tota l estimated liability includes both the estimate of forecasted indemnity amounts and forecasted defense expenses. Total estimated defense costs and indemnity payments are expected to be incurred over the next sixteen years during which period new claims are expected to decline from year to year. Recently received claims also suggest that the percentage of claims to be closed without payment of indemnity costs should increase as claims are resolved during the next few years. The Company believes that it is likely that there will be new claims filed after 2018 but in light of uncertainties inherent in long term forecasts, the Company does not believe that it can reasonably estimate defense and/or indemnity costs which might be incurred after 2018. Nonetheless, the Company plans to update its forecasts periodically to take into consideration its future experience and other considerations such as legislation to continuously update its estimate of future costs and expected insurance recoveries. Historically, defense costs have represented approximately 24% of total costs. Through December 27, 2002, total indemnity costs paid, prior to insurance recoveries, were approximately $294,600 and total defense costs paid were approximately $95,100. The Company’s management after consultation with counsel, has considered the ongoing proceedings with insurers and the financial viability and legal obligations of its insurers, and believe that except for those insurers that have become or may become insolvent, the insurers or their guarantors will continue to adequately fund claims and defense costs relating to asbestos litigation. It should be noted that the estimate of the assets and liabilities related to asbestos claims and recovery is subject to a number of uncertainties that may result in significant changes in the current estimates. Among these are uncertainty as to the ultimate number of claims filed, the amounts of claim costs, the impact of bankruptcies of other companies with asbestos claims, uncer tainties surrounding the litigation process from jurisdiction to jurisdiction and from case to case, as well as potential legislative changes. Increases in the number of claims filed or costs to resolve those claims will cause the Company to increase further the estimates of the costs associated with asbestos claims and could have a material adverse effect on the business, financial condition, results of operations, and cash flows.

A subsidiary of the Company in the United Kingdom has also received a limited number of claims alleging personal injury arising from exposure to asbestos. None of these claims have resulted in material costs to the Company.

A San Francisco, California jury returned a verdict on March 26, 2002 finding Foster Wheeler Corporation liable for $10,600 in the case of Todak vs. Foster Wheeler Corporation. The case was brought against Foster Wheeler Corporation, the U.S. Navy, and several other companies by a 59-year-old man suffering from mesothelioma which allegedly resulted from exposure to asbestos. The Company believes there was no credible evidence presented by the plaintiff that he was exposed to asbestos contained in a Foster Wheeler Corporation product. In addition, the Company believes that the verdict was clearly excessive and should be set aside or reduced on appeal. Foster Wheeler Corporation has appealed this judgment. Management of the Company believes the financial obligation that may ultimately result from entry of a final judgment in this case will be paid by insurance.

On April 3, 2002 the United States District Court for the Northern District of Texas entered an amended final judgment in the matter of Koch Engineering Company. et al vs. Glitsch, Inc. et al. Glitsch, Inc. (now

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

20. Litigation and Uncertainties — (Continued)

known as Tray, Inc.) is an indirect subsidiary of the Company. This lawsuit claimed damages for patent infringement and trade secret misappropriations and has been pending for over 18 years. As previously reported by the Company, a judgment was entered in this case on November 29, 1999 awarding plaintiffs compensatory and punitive damages plus prejudgment interest in an amount yet to be calculated. This amended final judgment in the amount of $54,283 includes such interest for the period beginning in 1983 when the lawsuit was filed through entry of judgment. Post-judgment interest will accrue at a rate of 5.471 percent per annum from November 29, 1999. The management of Tray, Inc. believes that the Court’s decision contains numerous factual and legal errors subject to reversal on appeal. Tray, Inc. has filed a notice of appeal to the court of appeals.

In 1997, the United States Supreme Court effectively invalidated New Jersey’s long-standing municipal solid waste flow rules and regulations. The immediate effect was to eliminate the guaranteed supply of municipal solid waste to the Camden County Waste-to-Energy Project (the “Project”) with its corresponding tipping fee revenue. As a result, tipping fees have been reduced to market rate in order to provide a steady supply of fuel to the Project. Those market-based revenues have not been, and are not expected to be, sufficient to service the debt on outstanding bonds which were issued to construct the Project and to acquire a landfill for Camden County’s use.

The Company’s project subsidiary, Camden Country Energy Recovery Associates, LP (“CCERA”), has filed suit against the involved parties, including the State of New Jersey, seeking among other things to void the applicable contracts and agreements governing the Project. (Camden County Energy Recovery Assoc. v. N.J. Department of Environmental Protection, et al., Superior Court of New Jersey, Mercer County, L-268-98). Since 1999, the State of New Jersey has provided subsidies sufficient to ensure the payment of each of the Project’s debt service payments as it became due. In January 2002, the State of New Jersey enacted legislation providing a mechanism for state-supported refinancing of bond debt on solid waste facilities located within the state. The legislation expired on December 31, 2002, without any refinancing having been accomplished. Press reports indicate that it is unlikely that any state-suppor ted refinancing will occur in the near future, but those same reports include statements by state officials that the State will continue to ensure that debt service payments are made when due. Given the foregoing, management is seeking to identify other potential mechanisms for refinancing the Project’s bond debt. Any refinancing would likely involve restructuring CCERA’s contracts related to the Project, including its service agreement.

The bonds outstanding on the Camden Project are public debt, not debt of either the Company or CCERA, and the bonds are not guaranteed by the Company. If the State were to fail to subsidize the debt service, and there were to be a default on a debt service payment, the bondholders might proceed to attempt to exercise their remedies.

At this time, management cannot determine the ultimate outcome of the foregoing and the potential effects on CCERA and the Project. However, management believes that pending the conclusion of the foregoing litigation, the Project will continue to operate at full capacity receiving market rates for waste disposal and generating sufficient revenues to pay CCERA its service fee. Because the debt outstanding on the Camden Project is not CCERA’s, and is not secured by CCERA’s plant, the Company’s management does not believe that an attempt by the bondholders to exercise their remedies would have a material adverse effect on CCERA or the Company.

In 1996, the Company completed the construction of a recycling and waste-to-energy project located in the Village of Robbins, Illinois (the “Robbins Facility”). By virtue of the Robbins Facility qualifying under the Illinois Retail Rate Law as a qualified solid waste-to- energy facility, it was to receive electricity revenues projected to be substantially higher than the utility’s “avoided cost”. Under the Retail Rate Law, the utility was entitled to a tax credit against a state tax on utility gross receipts and invested capital. The State of Illinois (the “State”) was to be reimbursed by the Robbins Facility for the tax credit beginning after the 20th

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

20. Litigation and Uncertainties — (Continued)

year following the initial sale of electricity to the utility. The State repealed the Retail Rate Law insofar as it applied to the Robbins Facility. In 1996, the Company’s project subsidiaries filed a legal action against state officials and the utility, asserting a number of claims, including a claim that the repeal should not be construed to retroactively apply to the Robbins Facility. (Now pending as Village of Robbins and Robbins Resource Recovery Partners, L.P. v. Wright, et. al., Circuit Court of Cook County, Illinois, Chancery Division, No. 00 CH 3754) (previously 96 CH 12873).

In November 2002, the Circuit Court issued a Memorandum Order, and related judgments, holding that the repeal of the Retail Rate Law could not be retroactively applied to the Robbins Facility. The defendants have appealed, and the trial court’s rulings have been stayed.

In October 1999, the Company reached an agreement (the “Robbins Agreement”) with the holders of bonds issued by the Village of Robbins to finance the construction of the Robbins Facility (the “Bondholders”). As part of the Robbins Agreement, the Company agreed to continue to contest this repeal through litigation. Pursuant to the Robbins Agreement, the Company has also agreed that any proceeds of such litigation will be allocated in a certain order of priority. Pursuant to an agreement reached with the debtor project companies and the Bondholders and approved by the bankruptcy court on March 5, 2002 (In re: Robbins Resource Recovery Partners, L.P., N.D. Illinois, Case No. 00B 25018), the foregoing allocation was modified so that any proceeds will now be allocated in the following order of priority: (1) to any attorneys entitled to a contingency fee, up to 15%; (2) up to the next $10,000, 50% to the Company, 50% to redeem outstanding 1999D Bonds; (3) to redeem all of the outstanding 1999D Bonds; (4) to reimburse the Company for any amounts paid by it in respect of the 1999D Bonds; (5) to reimburse the Company for any costs incurred by it in connection with prosecuting the Retail Rate litigation; (6) to redeem all of the outstanding 1999C Bonds; and (7) 10.6% interest on the foregoing items 4 and 5 to the Company. Then, to the extent there are further proceeds, 80% of any such proceeds shall be paid to the Indenture Trustee of Non-Recourse Robbins Bonds until an amount sufficient to repay such Bonds in full has been paid over, with the remaining 20% being paid over to the Company. After the foregoing payments shall have been made, any remaining proceeds shall be paid over to the Company.

On December 1, 1999, three special purpose subsidiaries of the Company commenced reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code in order to effectuate the terms of the Robbins Agreement. On January 21, 2000, these subsidiaries’ plan of reorganization was confirmed, and the plan was consummated on February 3, 2000.

On August 8, 2000, the Company initiated the final phase of its exit from the Robbins Facility. As part of the Robbins Agreement, the Company agreed to operate the Robbins Facility subject to being reimbursed for all costs of operation. Such reimbursement did not occur and, therefore, pursuant to the Robbins Agreement, the Company on October 10, 2000, completed the final phase of its exit from the project. The Company had been administering the project companies through a Delaware business trust, which owned the project on behalf of the Bondholders. As a result of its exit from the project, the Company is no longer administering the project companies, which project companies again commenced reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code in August and October 2000. A subsidiary of the Company reached an agreement with the debtor project companies and the requisite holders of the bonds, which was appro ved by the bankruptcy court on March 5, 2002 (In re: Robbins Resource Recovery Partners, L.P., N.D. Illinois, Case No. 00B 25018). In June 2002, the Plan of Reorganization incorporating the agreement, among other things, was confirmed and became effective. The foregoing agreement is expected to favorably resolve any issues related to the exit from the project.

The ultimate legal and financial liability of the Company in respect to all claims, lawsuits and proceedings cannot be estimated with certainty. As additional information concerning the estimates used by the Company becomes known, the Company reassesses its position both with respect to gain contingencies

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

20. Litigation and Uncertainties — (Continued)

and accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change relate to legal matters as these are subject to change as events evolve and as additional information becomes available during the administration and litigation process. Increases in the number of claims filed or costs to resolve those claims will cause the Company to increase further the estimates of the costs associated with such claims and could have a material adverse effect on the business, financial condition, results of operations, and cash flows.

21. Preferred Share Purchase Rights

On September 22, 1987, the Company’s Board of Directors (the “Board”) declared a dividend distribution of one Preferred Share Purchase Right (“Right”) on each share of the Company’s common stock outstanding as of October 2, 1987 and adopted the Rights Agreement, dated as of September 22, 1987 (the “Rights Agreement”). On September 30, 1997, the Board amended and restated the Rights Agreement. Each Right allows the shareholder to purchase one one-hundredth of a share of a new series of preferred stock of the Company at an exercise price of $175. Rights are exercisable only if a person or group acquires 20% or more of the Company’s common stock or announces a tender offer the consummation of which would result in ownership by a person or group of 20% or more of the Company’s common stock. In connection with the reorganization on May 25, 2001, Foster Wheeler Corpo ration Rights were exchanged for Rights of Foster Wheeler Ltd. A new rights agreement governs the Rights, although the terms are the same. The Rights, which do not have the right to vote or receive dividends, expire on May 20, 2011, and may be redeemed, prior to becoming exercisable, by the Board at $.02 per Right or by shareholder action with an acquisition proposal.

If any person or group acquires 20% or more of the Company’s outstanding common stock, the “flip-in” provision of the Rights will be triggered and the Rights will entitle a holder (other than such person or any member of such group) to acquire a number of additional shares of the Company’s common stock having a market value of twice the exercise price of each Right.

In the event the Company is involved in a merger or other business combination transaction, each Right will entitle its holder to purchase, at the Right’s then-current exercise price, a number of the acquiring Company’s common stock having a market value at that time of twice the Right’s exercise price. The Board of Directors may amend the Rights Agreement to prevent approved transactions from triggering the Rights.

22. Financial Instruments and Risk Management

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate values:

Cash and Short-term Investments — All investments are considered available for sale and the carrying amount approximates fair value because of the short-term maturity of these instruments.

Long-term Debt — The fair value of the Company’s long-term debt (including current installments) is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying amount for 2001 includes those debt issuances that were classified to current liabilities due to the covenant violations under the Company’s Revolving Credit Agreement and the potential for acceleration of debt under certain debt agreements. See Note 1 for further information.

Foreign Currency Contracts — The fair values of these financial instruments (used for hedging purposes) are estimated by obtaining quotes from brokers. The Company is exposed to market risks from fluctuations in foreign exchange rates. Financial instruments are utilized by the Company to reduce this risk. The Company does not hold or issue financial instruments for trading purposes. The Company is exposed to credit loss in the event of nonperformance by the counterparties. All of these financial instruments are with

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

22. Financial Instruments and Risk Management — (Continued)

significant financial institutions that are primarily rated A or better by Standard & Poor’s or A2 or better by Moody’s (see Notes 2 and 10).

Carrying Amounts and Fair Values — The estimated fair values of the Company’s financial instruments are as follows:

	2002		2001

	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Nonderivatives:
Cash and short-term investments	$344,576	$344,576	$224,291	$224,291
Restricted Cash	84,793	84,793	—	—
Long-term debt	(823,114)	(532,598)	(735,158)	(592,517)

Derivatives:
Foreign currency contracts	5,300	5,300	5,900	5,900

In the ordinary course of business, the Company is contingently liable for performance under standby letters of credit, bank guarantees and surety bonds totaling $718,751 and $1,025,612 as of December 27, 2002 and December 28, 2001, respectively. These balances include the standby letters of credit issued under the Revolving Credit Agreement discussed in Note 9. In the Company’s past experience, no material claims have been made against these financial instruments. Management of the Company does not expect any material losses to result from these off-balance-sheet instruments and, therefore, is of the opinion that the fair value of these instruments is zero.

As of December 27, 2002, the Company had $281,090 of foreign currency contracts outstanding. These foreign currency contracts mature between 2003 and 2004. The contracts have been established by various international subsidiaries to sell a variety of currencies and either receive their respective functional currencies or other currencies for which they have payment obligations to third parties.

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents and trade receivables. The Company places its cash equivalents with financial institutions and limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base and their dispersion across different business and geographic areas. As of December 27, 2002 and December 28, 2001, the Company had no significant concentrations of credit risk. The Company had issued a third-party financial guarantee totaling $2,750 at year-end 2002 and 2001 with respect to a partnership interest in a commercial real estate project.

23. Business Segments — Data

The business of the Company and its subsidiaries falls within two business groups. THE ENGINEERING AND CONSTRUCTION GROUP designs, engineers and constructs petroleum, chemical, petrochemical and alternative-fuels facilities and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment, water treatment facilities and process plants for the production of fine chemicals, pharmaceuticals, dyestuffs, fragrances, flavors, food additives and vitamins. Also, the E&C Group provides a broad range of environmental remediation services, together with related technical, design and regulatory services. THE ENERGY GROUP designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized-bed and conventional boilers firing coal, oil, gas, biomass and other municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOX burners. Site services related to

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

23. Business Segments — Data — (Continued)

these products encompass plant erection, maintenance engineering, plant upgrading and life extension and plant repowering. The Energy Group also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. In addition, the Energy Group also builds, owns and operates cogeneration, independent power production and resource recovery facilities, as well as facilities for the process and petrochemical industries.

Since fiscal 2000, the Power Systems Group has been combined with the Energy Group, where the rest of the Company’s power expertise resides. The prior years amounts have been adjusted to reflect this change. This unit has a small project development team but will no longer develop waste-to-energy facilities in the United States.

The Company conducts its business on a global basis. The E&C Group accounted for the largest portion of the Company’s operating revenues and operating income over the last ten years. In 2002, the E&C Group accounted for approximately 57% of the operating revenues. The geographic dispersion of these operating revenues was as follows: 25% North America, 20% Asia, 31% Europe, 13% Middle East, 5% South America and 6% other. The Energy Group accounted for 43% of the operating revenues of the Company. The geographic dispersion of these operating revenues was as follows: 62% North America, 31% Europe, 4% Asia, 2% Middle East, and 1% South America.

Earnings of segments represent revenues less expenses attributable to that group or geographic area where the operating units are located. Revenues between business segments are immaterial and are eliminated in Corporate and Financial Services.

Export revenues account for 5.3% of operating revenues. No single customer represented 10% or more of operating revenues for 2002, 2001, or 2000.

Identifiable assets by group are those assets that are directly related to and support the operations of each group. Corporate assets are principally cash, investments and real estate.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

23. Business Segments — Data — (Continued)

Summary financial information concerning the Company’s reportable segments is shown in the following table:

	Total	Engineering and Construction Group		Energy Equipment Group		Corporate and Financial Services(1)

2002
Revenues	$3,574,537	$2,027,531		$1,576,774		$(29,768)
Interest income(2)	12,251	10,667		6,026		(4,442)
Interest expense(2)	83,028	(415)		21,621		61,822	(3)
Loss before income taxes and cumulative effect of a change in accounting principle for goodwill	(360,062)	(56,513	)(4)(6)	(90,391	)(4)(5)(6)	(213,158	)(4)(5)(6)
Income taxes/(benefits)	14,657	(11,485)		(62,859)		89,001
Net loss before cumulative effect of a change in accounting principle for goodwill	(374,719)	(45,028)		(27,532)		(302,159)
Cumulative effect on prior years of a change in accounting principle for goodwill (net of $0 tax)	(150,500)	(48,700)		(101,800)		—
Net loss	(525,219)	(93,728)		(129,332)		(302,159)
Identifiable assets	2,908,837	1,103,211		1,494,961		310,665
Capital expenditures	53,395	9,907		9,317		34,171
Depreciation and amortization	57,825	15,490	(7)	37,622	(7)	4,713

2001 (A)
Revenues	$3,392,474	$1,944,018		$1,468,844		$(20,388)
Interest income(2)	9,060	6,551		4,108		(1,599)
Interest expense(2)	84,484	(179)		26,493		58,170	(3)
(Loss)/earnings before income taxes	(212,965)	15,119	(8)	(88,186	)(8)(9)	(139,898	)(8)(9)
Income taxes/(benefits)	123,395	10,982		(27,430)		139,843	(10)
Net (loss)/earnings	(336,360)	4,137		(60,756)		(279,741)
Identifiable assets	3,325,837	1,289,207		1,758,399		278,231
Capital expenditures	33,998	11,494		15,463		7,041
Depreciation and amortization	55,750	17,721		34,470		3,559

2000 (A)
Revenues	$3,969,355	$2,800,222		$1,273,510		$(104,377)
Interest income(2)	15,737	16,658		9,712		(10,633)
Interest expense(2)	83,254	6,297		35,452		41,505	(3)
Earnings/(loss) before income taxes	52,166	86,113		46,875		(80,822)
Income taxes/(benefits)	15,179	26,927		18,808		(30,556)
Net earnings/(loss)	36,987	59,186		28,067		(50,266)
Identifiable assets	3,507,581	1,224,826		1,772,362		510,393
Capital expenditures	45,807	32,152		12,195		1,460
Depreciation and amortization	57,716	20,386		35,099		2,231

(1)	Includes general corporate income and expense, the Company’s captive insurance operation and eliminations.
(2)	Includes intercompany interest charged by Corporate and Financial Services to the business groups on outstanding borrowings.
(3)	Includes dividends on Preferred Security of $16,610 in 2002, $15,750 in 2000 and 2001.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

23. Business Segments — Data — (Continued)

(4)
Includes in 2002, revaluation of contract estimates and provisions for uncollectible receivables of $216,700 ($210,800 after tax): Engineering and Construction Group (EC) $121,650, Energy Group (Energy) $86,450 and Corporate and Financial Services (CF) $8,600; and a provision for mothballing a domestic manufacturing facility of $18,700 for Energy.

(5)	Includes in 2002, anticipated loss on sale of assets of $54,500 in Energy and provisions for asbestos claim of $26,200 in CF.
(6)
Includes in 2002, $79,300 ($79,000 net of tax) performance intervention activities, debt restructuring efforts, accrual for legal settlements, severance costs and increased pension, postretirement cost: $6,500 in EC, $12,700 in Energy, and $60,100 in CF.

(7)	Excluded cumulative effect in 2002, goodwill change in accounting principle of $48,700 in EC and $101,800 in Energy.
(8)	Includes in 2001, contract write-downs of $160,600 ($104,400 after-tax): Engineering and Construction Group $51,700, Energy Group $103,900 and Corporate and Financial Services $5,000.
(9)
Includes in 2001, loss on sale of cogeneration plants in Energy Group of $40,300 ($27,900 after-tax), increased pension and postretirement benefit cost in Corporate and Financial Services of $9,100 ($6,000 after-tax), provision for domestic plant impairment of $6,100 ($4,000 after tax), severance of $4,700 ($3,100 after tax), cancellation of company owned life insurance of $20,000 ($13,000 after tax) and legal settlements and other provisions of $13,500 ($8,800 after tax).

(10)	Includes in 2001, a valuation allowance for deferred tax assets of $194,600 on Corporate and Financial Services.
(A)	Restated. See Note 2.
	2002	2001	2000
Equity earnings in unconsolidated subsidiaries were as follows:
Engineering and Construction Group	$7,334	$4,432	$6,719
Energy Group	6,672	8,404	13,268

Total	$14,006	$12,836	$19,987

Geographic Concentration

Revenues:
United States	$1,544,827	$1,673,457	$1,897,038
Europe	1,923,211	1,669,409	2,099,539
Canada	136,267	126,851	77,155
Corporate and Financial Services, including eliminations	(29,768)	(77,243)	(104,377)

Total	$3,574,537	$3,392,474	$3,969,355

Long-lived assets:
United States	$345,934	$534,345	$628,940
Europe	195,359	174,058	228,762
Canada	1,537	1,958	1,511
Corporate and Financial Services, including eliminations	76,394	47,894	44,507

Total	$619,224	$758,255	$903,720

Revenues and long-lived assets are based on the country in which the contracting subsidiary is located.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

23. Business Segments — Data — (Continued)

Operating revenues by industry segment for the three years ending December 2002 were as follows:

	2002	2001	2000

Power	$1,647,135	$1,399,450	$1,402,411
Oil and gas/refinery	922,267	807,367	1,455,983
Pharmaceutical	404,825	485,786	300,235
Chemical	156,606	177,777	338,898
Environmental	353,981	337,248	358,571
Power production	130,843	150,990	144,600
Eliminations and other	(96,480)	(43,304)	(109,337)

Total Operating Revenues	$3,519,177	$3,315,314	$3,891,361

24. Consolidating Financial Information

A. 6.75% Notes

As a result of the reorganization on May 25, 2001, Foster Wheeler LLC, as successor to Foster Wheeler Corporation, became obligor for the 6.75% notes due November 15, 2005 (the “Notes”). In connection with the Company’s finalizing the Senior Credit Facility, Foster Wheeler Ltd. and the following 100% owned companies issued guarantees in favor of the holders of the Notes: Equipment Consultants, Inc., Foreign Holdings Ltd., Foster Wheeler Asia Limited, Foster Wheeler Capital & Finance Corporation, Foster Wheeler Constructors, Inc., Foster Wheeler Development Corporation, Foster Wheeler Energy Corporation, Foster Wheeler Energy Manufacturing, Inc., Foster Wheeler Energy Services, Inc., Foster Wheeler Enviresponse, Inc., Foster Wheeler Environmental Corporation, Foster Wheeler Facilities Management, Inc., Foster Wheeler Inc., Foster Wheeler International Corporation, Foster Wheeler International Holdings, Inc., Foster W heeler Power Group, Inc., Foster Wheeler Power Systems, Inc., Foster Wheeler Pyropower, Inc., Foster Wheeler Real Estate Development Corporation, Foster Wheeler Realty Services, Inc., Foster Wheeler USA Corporation, Foster Wheeler Virgin Islands, Inc., Foster Wheeler Zack, Inc., FW Mortshal, Inc., FW Technologies Holdings LLC, HFM International, Inc., Process Consultants, Inc., Pyropower Operating Services Company, Inc., and Perryville III Trust. Each of the guarantees is full and unconditional and joint and several. Foster Wheeler LLC and each of the subsidiary guarantors are 100% owned, directly or indirectly, by Foster Wheeler Ltd. The summarized consolidating financial information is presented in lieu of separate financial statements and other related disclosures of the subsidiary guarantors and issuer because management does not believe that such separate financial statements and related disclosures would be material to investors. None of the subsidiary guarantors are restricted from making distribu tions to the Company. The following represents summarized condensed consolidating financial information as of December 27, 2002 and December 28, 2001 with respect to the financial position, and for the three years ended December 27, 2002 for results of operations and for cash flows of the Company and its 100% owned and majority-owned subsidiaries.

The Foster Wheeler Ltd. column presents the parent company’s financial information. Foster Wheeler Ltd. is also a guarantor. The Foster Wheeler LLC column presents the issuer’s financial information. The Guarantor Subsidiaries column presents the financial information of all guarantors excluding that of Foster Wheeler Ltd. which is separately presented. The guarantor subsidiaries include the results of Foreign Holdings Ltd., the parent of Foster Wheeler LLC. Foster Wheeler LLC owns, directly or indirectly, the other guarantor subsidiaries and non-guarantor subsidiaries.

The comparative statements for December 28, 2001, as restated, and December 29, 2000, as restated, were revised to conform to the current financial presentation of guarantors and are presented based on the current organizational structure which was effected in May 2001.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

A. 6.75% Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$19,615	$324,690	$—	$344,305
Accounts and notes receivable, net	—	228,428	151,070	916,680	(611,506)	684,672
Contracts in process and inventories	—	—	187,224	110,959	(8,250)	289,933
Other current assets	—	—	39,924	38,102	(529)	77,497

Total current assets	—	228,428	397,833	1,390,431	(620,285)	1,396,407
Investment in subsidiaries and others	(780,671)	(842,608)	687,193	88,523	936,086	88,523
Land, buildings & equipment (net)	—	—	103,489	304,330	—	407,819
Notes and accounts receivable – long-term	210,000	595,656	289,106	658,167	(1,730,985)	21,944
Intangible assets (net)	—	—	104,349	18,533	—	122,882
Asbestos-related insurance recovery receivable	—	534,045	—	—	—	534,045
Other non-current assets	—	20,749	107,330	209,140	(2)	337,217

TOTAL ASSETS	$(570,671)	$536,270	$1,689,300	$2,669,124	$(1,415,186)	$2,908,837

LIABILITIES & SHAREHOLDERS’ EQUITY

Accounts payable and accrued expenses	$320	$58,927	$747,395	$448,732	$(620,285)	$635,089
Estimated costs to complete long-term contracts	—	—	341,299	366,024	—	707,323
Other current liabilities	(52)	(1,085)	28,643	170,705	—	198,211

Total current liabilities	268	57,842	1,117,337	985,461	(620,285)	1,540,623
Corporate and other debt	—	340,000	43,678	16,261	—	399,939
Special-purpose project debt	—	—	—	181,613	—	181,613
Pension, postretirement and other employee benefits	—	—	294,133	143,687	—	437,820
Asbestos-related liability	—	519,790	—	—	—	519,790
Other long-term liabilities and minority interest	—	399,255	907,538	971,731	(2,160,818)	117,706
Subordinated Robbins obligations	—	—	107,285	—	—	107,285
Convertible subordinated notes	210,000	—	—	—	—	210,000
Preferred trust securities	—	—	—	175,000	—	175,000

TOTAL LIABILITIES	210,268	1,316,887	2,469,971	2,473,753	(2,781,103)	3,689,776

Common stock and paid-in-capital	242,490	242,490	242,490	444,090	(929,070)	242,490
Retained earnings/(deficit)	(653,991)	(653,669)	(653,723)	5,727	1,301,665	(653,991)
Accumulated other comprehensive loss	(369,438)	(369,438)	(369,438)	(254,446)	993,322	(369,438)

TOTAL SHAREHOLDERS’ EQUITY	(780,939)	(780,617)	(780,671)	195,371	1,365,917	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$(570,671)	$536,270	$1,689,300	$2,669,124	$(1,415,186)	$2,908,837

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

A. 6.75% Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December 28, 2001
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$40,961	$183,059	$—	$224,020
Accounts and notes receivable, net	—	224,054	543,218	723,858	(544,786)	946,344
Contracts in process and inventories	—	—	331,048	176,159	(3,079)	504,128
Other current assets	—	—	26,467	53,417	—	79,884

Total current assets	—	224,054	941,694	1,136,493	(547,865)	1,754,376
Investment in subsidiaries and others	(48,348)	(111,272)	468,133	84,514	(308,513)	84,514
Land, buildings & equipment (net)	—	—	100,891	298,307	—	399,198
Notes and accounts receivable – long-term	210,000	595,656	294,253	686,601	(1,721,137)	65,373
Intangible assets (net)	—	—	232,697	41,846	—	274,543
Asbestos-related insurance recovery receivable	—	437,834	—	—	—	437,834
Other non-current assets	—	15,962	96,515	197,522	—	309,999

TOTAL ASSETS	$161,652	$1,162,234	$2,134,183	$2,445,283	$(2,577,515)	$3,325,837

LIABILITIES & SHAREHOLDERS’ EQUITY

Corporate and other debt	$—	$270,000	$20,350	$7,277	$—	$297,627
Special-purpose project debt	—	—	—	75,442	—	75,442
Subordinated Robbins obligations	—	—	110,340	—	—	110,340
Convertible subordinated notes	210,000	—	—	—	—	210,000
Preferred trust securities	—	—	—	175,000	—	175,000
Accounts payable and accrued expenses	148	457,521	1,243,621	1,345,480	(2,269,001)	777,769
Estimated costs to complete long-term contracts	—	—	327,811	252,955	—	580,766
Other current liabilities	(52)	—	18,350	143,378	—	161,676

Total current liabilities	210,096	727,521	1,720,472	1,999,532	(2,269,001)	2,388,620
Special-purpose project debt	—	—	—	137,855	—	137,855
Pension, postretirement and other employee benefits	—	—	169,010	88,966	—	257,976
Asbestos-related liability	—	445,370	—	—	—	445,370
Other long-term liabilities and minority interest	—	37,678	293,049	64,347	(250,614)	144,460

TOTAL LIABILITIES	210,096	1,210,569	2,182,531	2,290,700	(2,519,615)	3,374,281

Common stock and paid in capital	242,162	242,162	242,162	142,337	(626,661)	242,162
Retained earnings/(deficit)	(128,772)	(128,663)	(128,676)	118,997	138,342	(128,772)
Other comprehensive loss	(161,834)	(161,834)	(161,834)	(106,751)	430,419	(161,834)

TOTAL SHAREHOLDERS’ EQUITY	(48,444)	(48,335)	(48,348)	154,583	(57,900)	(48,444)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$161,652	$1,162,234	$2,134,183	$2,445,283	$(2,577,515)	$3,325,837

Back to Contents

FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

A. 6.75% Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
For the Year Ended December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$1,392,043	$2,228,851	$(101,717)	$3,519,177
Other income	13,650	50,355	38,180	99,943	(146,768)	55,360

Total revenues and other income	13,650	50,355	1,430,223	2,328,794	(248,485)	3,574,537

Cost of operating revenues	—	—	1,440,544	2,089,827	(103,461)	3,426,910
Selling, general and administrative expenses	—	—	127,353	99,171	—	226,524
Other deductions and minority interest	73	4,205	95,469	98,390	—	198,137
Interest expense(*)	13,749	52,785	58,797	102,721	(145,024)	83,028
Equity in net losses of subsidiaries	(374,547)	(370,193)	(71,753)	—	816,493	—

Loss before income taxes	(374,719)	(376,828)	(363,693)	(61,315)	816,493	(360,062)
Provision/(benefit) for income taxes	—	(2,322)	10,854	6,125	—	14,657

Net loss prior to cumulative effect of a change in accounting principle	(374,719)	(374,506)	(374,547)	(67,440)	816,493	(374,719)
Cumulative effect on prior years of a change in accounting principle for goodwill, net of $0 tax	(150,500)	(150,500)	(150,500)	(24,800)	325,800	(150,500)

Net loss	(525,219)	(525,006)	(525,047)	(92,240)	1,142,293	(525,219)

Other comprehensive (loss)/income:
Foreign currency translation adjustment	22,241	22,241	22,241	22,241	(66,723)	22,241
Net (loss)/gain on derivative instruments	(3,834)	(3,834)	(3,834)	284	7,384	(3,834)
Minimum pension liability adjustment, net of tax benefit of $73,400	(226,011)	(226,011)	(226,011)	(170,303)	622,325	(226,011)

Comprehensive loss	$(732,823)	$(732,610)	$(732,651)	$(240,018)	$1,705,279	$(732,823)

(*)	Includes dividends on preferred securities of $16,610.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

A. 6.75% Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
For the Year Ended December 28, 2001
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$1,500,541	$2,002,529	$(187,756)	$3,315,314
Other income	8,000	38,152	58,877	100,307	(128,176)	77,160

Total revenues and other income	8,000	38,152	1,559,418	2,102,836	(315,932)	3,392,474

Cost of operating revenues	—	—	1,506,801	1,823,980	(166,756)	3,164,025
Selling, general and administrative expenses	—	—	124,533	100,859	—	225,392
Other deductions and minority interest	130	2,195	84,003	71,625	(26,415)	131,538
Interest expense(*)	8,018	28,846	66,636	103,745	(122,761)	84,484
Equity in net (loss)/earnings of subsidiaries	(336,264)	(343,362)	5,493	—	674,133	—

(Loss)/earnings before income taxes	(336,412)	(336,251)	(217,062)	2,627	674,133	(212,965)
Provision/(benefit) for income taxes	(52)	—	119,202	4,245	—	123,395

Net loss	(336,360)	(336,251)	(336,264)	(1,618)	674,133	(336,360)

Other comprehensive (loss)/income:
Foreign currency translation adjustment	(10,191)	(10,191)	(10,191)	(12,683)	33,065	(10,191)
Net gain/(loss) on derivative instruments	3,834	3,834	3,834	(284)	(7,384)	3,834
Minimum pension liability adjustment, net of tax benefit of $0	(36,770)	(36,770)	(36,770)	—	73,540	(36,770)

Comprehensive loss	$(379,487)	$(379,378)	$(379,391)	$(14,585)	$773,354	$(379,487)

(*)	Includes dividends on preferred securities of $15,750.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

A. 6.75% Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
For the Year Ended December 29, 2000
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$1,716,846	$2,301,901	$(127,386)	$3,891,361
Other income	—	—	42,824	90,864	(55,694)	77,994

Total revenues and other income	—	—	1,759,670	2,392,765	(183,080)	3,969,355

Cost of operating revenues	—	—	1,592,802	2,099,731	(127,386)	3,565,147
Selling, general and administrative expenses	—	—	119,726	102,384	—	222,110
Other deductions and minority interest	—	—	37,713	31,926	(22,961)	46,678
Interest expense(*)			67,714	48,273	(32,733)	83,254
Equity in net earnings of subsidiaries	36,987	36,987	78,015	—	(151,989)	—

Earnings before income taxes	36,987	36,987	19,730	110,451	(151,989)	52,166
(Benefit)/provision for income taxes	—	—	(17,257)	32,436	—	15,179

Net earnings	36,987	36,987	36,987	78,015	(151,989)	36,987

Other comprehensive loss:
Foreign currency translation adjustment	(19,988)	(19,988)	(19,988)	(19,988)	59,964	(19,988)
Minimum pension liability adjustment, net of $12,000 tax benefit	(21,500)	(21,500)	(21,500)	—	43,000	(21,500)

Comprehensive (loss)/earnings	$(4,501)	$(4,501)	$(4,501)	$58,027	$(49,025)	$(4,501)

(*)	Includes dividends on preferred securities of $15,750.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

A. 6.75% Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
For the Year Ended December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by
Operating Activities	$(172)	$(15,109)	$197,489	$(3,187)	$(18,656)	$160,365

Cash Flows from Investing Activities
Change in restricted cash	—	—	(16,056)	(68,737)	—	(84,793)
Capital expenditures	—	—	(40,932)	(12,463)	—	(53,395)
Proceeds from sale of assets	—	—	1,783	4,499	—	6,282
(Increase)/decrease in investment and
advances	—	(350)	(21,049)	8,883	21,623	9,107
Decrease in short-term investments	—	—	—	93	—	93

Net cash provided/(used) by
Investing Activities	—	(350)	(76,254)	(67,725)	21,623	(122,706)

Cash Flows from Financing Activities
Dividends to Common Shareholders	—	—	—	(18,360)	18,360	—
Decrease in short-term debt	—	—	—	(7,792)	—	(7,792)
Proceeds of long-term debt	—	70,000	—	546	—	70,546
Proceeds from lease financing	—	—	44,900	—	—	44,900
Repayment of long-term debt	—	—	(24,440)	(21,151)	—	(45,591)
Other	172	(54,541)	(163,185)	236,820	(21,327)	(2,061)

Net cash provided/(used) by
Financing Activities	172	15,459	(142,725)	190,063	(2,967)	60,002

Effect of exchange rate changes on
cash and cash equivalents	—	—	143	22,481	—	22,624

Increase/(decrease) in cash and cash
equivalents	—	—	(21,347)	141,632	—	120,285
Cash and cash equivalents, beginning
of year	—	—	40,961	183,059	—	224,020

Cash and cash equivalents, end of year	$—	$—	$19,614	$324,691	$—	$344,305

Back to Contents

FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

A. 6.75% Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
For the Year Ended December 28, 2001
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by
Operating Activities	$(96)	$(181,267)	$418,899	$(71,574)	$(254,643)	$(88,681)

Cash Flows from Investing Activities
Capital expenditures	—	(2,346)	(17,074)	(14,578)	—	(33,998)
Proceeds from sale of properties	—	—	190	59,482	—	59,672
Decrease/(increase) in investment and
advances	—	—	77,838	(61,830)	—	16,008
Decrease in short-term investments	—	—	—	1,530	—	1,530

Net cash (used)/provided by
Investing Activities	—	(2,346)	60,954	(15,396)	—	43,212

Cash Flows from Financing Activities
Dividends to Common Shareholders	—	(4,888)	(228,936)	(25,707)	254,643	(4,888)
Decrease in short-term debt	—	—	(76,250)	(5,782)	—	(82,032)
Proceeds from convertible subordinated
notes, net	202,912	—	—	—	—	202,912
Proceeds from long-term debt	—	178,061	(285,000)	291,981	—	185,042
Repayment of long-term debt	—	(193,062)	(1,601)	(20,061)	—	(214,724)
Other	(202,816)	203,502	113,620	(115,083)	—	(777)

Net cash provided/(used) by
Financing Activities	96	183,613	(478,167)	125,348	254,643	85,533

Effect of exchange rate changes on
cash and cash equivalents	—	—	(347)	(7,590)	—	(7,937)

Increase in cash and cash
equivalents	—	—	1,339	30,788	—	32,127
Cash and cash equivalents, beginning
of year	—	—	39,623	152,270	—	191,893

Cash and cash equivalents, end of year	$—	$—	$40,962	$183,058	$—	$224,020

Back to Contents

FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

A. 6.75% Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
For the Year Ended December 29, 2000
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash provided/(used) by
Operating Activities	$—	$—	$35,313	$(89,859)	$37,802	$(16,744)

Cash Flows from Investing Activities
Capital expenditures	—	—	(13,488)	(32,319)	—	(45,807)
Proceeds from sale of properties	—	—	120	56,583	—	56,703
(Increase)/decrease in investment and
advances	—	—	(73,908)	4,444	81,586	12,122
Decrease in short-term investments	—	—	—	15,230	—	15,230
Other	—	—	2,891	(2,891)	—	—

Net cash (used)/provided by
Investing Activities	—	—	(84,385)	41,047	81,586	38,248

Cash Flows from Financing Activities
Dividends to Common Shareholders	—	—	(9,773)	—	—	(9,773)
Increase/(decrease) in short-term debt	—	—	73,730	(28,854)	—	44,876
Proceeds from long-term debt	—	—	—	43,168	—	43,168
Repayment of long-term debt	—	—	(65,073)	(23,078)	—	(88,151)
Other	—	—	64,547	52,088	(119,388)	(2,753)

Net cash provided/(used) by
Financing Activities	—	—	63,431	43,324	(119,388)	(12,633)

Effect of exchange rate changes on
cash and cash equivalents	—	—	(206)	12,960	—	12,754

Increase in cash and cash
equivalents	—	—	14,153	7,472	—	21,625
Cash and cash equivalents, beginning
of year	—	—	25,470	144,798	—	170,268

Cash and cash equivalents, end of Year	$—	$—	$39,623	$152,270	$—	$191,893

Back to Contents

FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes

In May and June 2001, Foster Wheeler Ltd. issued 6.5% Convertible Subordinated Notes (“Convertible Notes”) due in 2007. The Convertible Notes are fully and unconditionally guaranteed by Foster Wheeler LLC, a 100% owned subsidiary of Foster Wheeler Ltd. Foster Wheeler LLC has assumed the obligation to fund the debt service. The following summarized consolidating financial information is presented in lieu of separate financial statements and other related disclosures of Foster Wheeler LLC because management does not believe that such separate financial statements and related disclosures would be material to investors. The following represents summarized condensed consolidating financial information as of December 27, 2002 and December 28, 2001 with respect to the financial position, and for the three years ended December 27, 2002 for results of operations and for cash flows of the Company and its 100% owned and majority-owned subsidiaries.

The Foster Wheeler Ltd. column presents the financial information of the parent company, who is also the issuer. The Guarantor Subsidiary column presents the financial information of the sole guarantor, Foster Wheeler LLC. The non-guarantor subsidiaries include the results of all direct and indirect non-guarantor subsidiaries of Foster Wheeler Ltd., including Foreign Holdings Ltd., the parent of Foster Wheeler LLC. Foster Wheeler LLC owns, directly or indirectly, the other non-guarantor subsidiaries.

The comparative statements for December 28, 2001, as restated, and December 29, 2000, as restated, were revised to conform to the current financial presentation of guarantors and are presented based on the current organizational structure which was effected in May 2001.

Back to Contents

FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$344,305	$—	$344,305
Accounts and notes receivable, net	—	228,428	623,792	(167,548)	684,672
Contracts in process and inventories	—	—	289,933	—	289,933
Other current assets	—	—	77,497	—	77,497

Total current assets	—	228,428	1,335,527	(167,548)	1,396,407
Investment in subsidiaries and others	(780,671)	(842,608)	150,514	1,561,288	88,523
Land, buildings & equipment (net)	—	—	407,819	—	407,819
Notes and accounts receivable – long-term	210,000	595,656	196,944	(980,656)	21,944
Intangible assets (net)	—	—	122,882	—	122,882
Asbestos-related insurance recovery receivable	—	534,045	—	—	534,045
Other non-current assets	—	20,749	316,468	—	337,217

TOTAL ASSETS	$(570,671)	$536,270	$2,530,154	$413,084	$2,908,837

LIABILITIES & SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$320	$58,927	$743,390	$(167,548)	$635,089
Estimated costs to complete long-term contracts	—	—	707,323	—	707,323
Other current liabilities	(52)	(1,085)	199,348	—	198,211

Total current liabilities	268	57,842	1,650,061	(167,548)	1,540,623
Corporate and other debt	—	340,000	59,939	—	399,939
Special purpose project debt	—	—	181,613	—	181,613
Pension, postretirement and other employee benefits	—	—	437,820	—	437,820
Asbestos-related liability	—	519,790	—	—	519,790
Other long-term liabilities and minority interest	—	399,255	699,107	(980,656)	117,706
Subordinated Robbins obligations	—	—	107,285	—	107,285
Convertible subordinated notes	210,000	—	—	—	210,000
Preferred trust securities	—	—	175,000	—	175,000

TOTAL LIABILITIES	210,268	1,316,887	3,310,825	(1,148,204)	3,689,776

Common stock and paid in capital	242,490	242,490	242,490	(484,980)	242,490
Retained deficit	(653,991)	(653,669)	(653,723)	1,307,392	(653,991)
Accumulated other comprehensive loss	(369,438)	(369,438)	(369,438)	738,876	(369,438)

TOTAL SHAREHOLDERS’ EQUITY	(780,939)	(780,617)	(780,671)	1,561,288	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$(570,671)	$536,270	$2,530,154	$413,084	$2,908,837

Back to Contents

FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December 28, 2001
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$224,020	$—	$224,020
Accounts and notes receivable, net	—	224,054	843,737	(121,447)	946,344
Contracts in process and inventories	—	—	504,128	—	504,128
Other current assets	—	—	79,884	—	79,884

Total current assets	—	224,054	1,651,769	(121,447)	1,754,376
Investment in subsidiaries and others	(48,348)	(111,272)	147,451	96,683	84,514
Land, buildings & equipment (net)	—	—	399,198	—	399,198
Notes and accounts receivable – long-term	210,000	595,656	240,373	(980,656)	65,373
Intangible assets (net)	—	—	274,543	—	274,543
Asbestos-related insurance recovery receivable	—	437,834	—	—	437,834
Other non-current assets	—	15,962	294,037	—	309,999

TOTAL ASSETS	$161,652	$1,162,234	$3,007,371	$(1,005,420)	$3,325,837

LIABILITIES & SHAREHOLDERS’ EQUITY
Corporate and other debt	$—	$270,000	$27,627	$—	$297,627
Special-purpose project debt	—	—	75,442	—	75,442
Subordinated Robbins obligations	—	—	110,340	—	110,340
Convertible subordinated notes	210,000	—	—	—	210,000
Preferred trust securities	—	—	175,000	—	175,000
Accounts payable and accrued expenses	148	457,521	1,422,203	(1,102,103)	777,769
Estimated costs to complete long-term contracts	—	—	580,766	—	580,766
Other current liabilities	(52)	—	161,728	—	161,676

Total current liabilities	$210,096	$727,521	$2,553,106	$(1,102,103)	$2,388,620
Special-purpose project debt	—	—	137,855	—	137,855
Pension, postretirement and other employee benefits	—	—	257,976	—	257,976
Asbestos-related liability	—	445,370	—	—	445,370
Other long-term liabilities and minority interest	—	37,678	106,782	—	144,460

TOTAL LIABILITIES	210,096	1,210,569	3,055,719	(1,102,103)	3,374,281

Common stock and paid in capital	242,162	242,162	242,162	(484,324)	242,162
Retained deficit	(128,772)	(128,663)	(128,676)	257,339	(128,772)
Accumulated other comprehensive loss	(161,834)	(161,834)	(161,834)	323,668	(161,834)

TOTAL SHAREHOLDERS’ EQUITY	(48,444)	(48,335)	(48,348)	96,683	(48,444)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$161,652	$1,162,234	$3,007,371	$(1,005,420)	$3,325,837

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
For the Year Ended December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$3,519,177	$—	$3,519,177
Other income	13,650	50,355	72,069	(80,714)	55,360

Total revenues and other income	13,650	50,355	3,591,246	(80,714)	3,574,537

Cost of operating revenues	—	—	3,426,910	—	3,426,910
Selling, general and administrative expenses	—	—	226,524	—	226,524
Other deductions and minority interest	73	4,205	193,859	—	198,137
Interest expense(*)	13,749	52,785	97,208	(80,714)	83,028
Equity in net losses of subsidiaries	(374,547)	(370,193)	(4,313)	749,053	—

Loss before income taxes	(374,719)	(376,828)	(357,568)	749,053	(360,062)
Provision/(benefit) for income taxes	—	(2,322)	16,979	—	14,657

Net loss prior to cumulative effect of a change in accounting principle	(374,719)	(374,506)	(374,547)	749,053	(374,719)
Cumulative effect on prior years of a change in accounting principle for goodwill, net of $0 tax	(150,500)	(150,500)	(150,500)	301,000	(150,500)

Net loss	(525,219)	(525,006)	(525,047)	1,050,053	(525,219)
Other comprehensive (loss)/income:
Foreign currency translation adjustment	22,241	22,241	22,241	(44,482)	22,241
Net (loss)/gain on derivative instruments	(3,834)	(3,834)	(3,834)	7,668	(3,834)
Minimum pension liability adjustment, net of tax benefit of $73,400	(226,011)	(226,011)	(226,011)	452,022	(226,011)

Comprehensive loss	$(732,823)	$(732,610)	$(732,651)	$1,465,261	$(732,823)

(*)	Includes dividends on preferred securities of $16,610.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
For the Year Ended December 28, 2001
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$3,315,314	$—	$3,315,314
Other income	8,000	38,152	92,928	(61,920)	77,160

Total revenues and other income	8,000	38,152	3,408,242	(61,920)	3,392,474

Cost of operating revenues	—	—	3,164,025	—	3,164,025
Selling, general and administrative expenses	—	—	225,392	—	225,392
Other deductions and minority interest	130	2,195	129,213	—	131,538
Interest expense(*)	8,018	28,846	109,540	(61,920)	84,484
Equity in net (loss)/earnings of subsidiaries	(336,264)	(343,362)	7,111	672,515	—

Loss before income taxes	(336,412)	(336,251)	(212,817)	672,515	(212,965)
Provision/(benefit) for income taxes	(52)	—	123,447	—	123,395

Net loss	(336,360)	(336,251)	(336,264)	672,515	(336,360)
Other comprehensive (loss)/income:
Foreign currency translation adjustment	(10,191)	(10,191)	(10,191)	20,382	(10,191)
Net gain/(loss) on derivative instruments	3,834	3,834	3,834	(7,668)	3,834
Minimum pension liability adjustment, net of tax benefit of $0	(36,770)	(36,770)	(36,770)	73,540	(36,770)

Comprehensive loss	$(379,487)	$(379,378)	$(379,391)	$758,769	$(379,487)

(*)	Includes interest expense and dividends on preferred securities of $15,750.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
For the Year Ended December 29, 2000
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$3,891,361	$—	$3,891,361
Other income	—	—	77,994	—	77,994

Total revenues and other income	—	—	3,969,355	—	3,969,355

Cost of operating revenues	—	—	3,565,147	—	3,565,147
Selling, general and administrative expenses	—	—	222,110	—	222,110
Other deductions and minority interest	—	—	46,678	—	46,678
Interest expense(*)	—	—	83,254	—	83,254
Equity in net earnings of subsidiaries	36,987	36,987	—	(73,974)	—

Earnings before income taxes	36,987	36,987	52,166	(73,974)	52,166
(Benefit)/provision for income taxes	—	—	15,179	—	15,179

Net earnings	36,987	36,987	36,987	(73,974)	36,987
Other comprehensive loss:
Foreign currency translation adjustment	(19,988)	(19,988)	(19,988)	39,976	(19,988)
Minimum pension liability adjustment, net of $12,000 tax benefit	(21,500)	(21,500)	(21,500)	43,000	(21,500)

Comprehensive loss	$(4,501)	$(4,501)	$(4,501)	$9,002	$(4,501)

(*)	Includes interest expense and dividends on preferred securities of $15,750.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
For the Year Ended December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by Operating Activities	$(172)	$(15,109)	$233,405	$(57,759)	$160,365

Cash Flows from Investing Activities
Change in restricted cash	—	—	(84,793)	—	(84,793)
Capital expenditures	—	—	(53,395)	—	(53,395)
Proceeds from sale of assets	—	—	6,282	—	6,282
(Increase)/decrease in investment and advances	—	(350)	9,457	—	9,107
Decrease in short-term investments	—	—	93	—	93

Net cash provided/(used) by Investing Activities	—	(350)	(122,356)	—	(122,706)

Cash Flows from Financing Activities
Dividends to Common Shareholders	—	—	(3,390)	3,390	—
Decrease in short-term debt	—	—	(7,792)	—	(7,792)
Proceeds of long-term debt	—	70,000	546	—	70,546
Proceeds from lease financing	—	—	44,900	—	44,900
Repayment of long-term debt	—	—	(45,591)	—	(45,591)
Other	172	(54,541)	(2,061)	54,369	(2,061)

Net cash provided/(used) by Financing Activities	172	15,459	(13,388)	57,759	60,002

Effect of exchange rate changes on cash and cash equivalents	—	—	22,624	—	22,624

Increase/(decrease) in cash and cash equivalents	—	—	120,285	—	120,285
Cash and cash equivalents, beginning of year	—	—	224,020	—	224,020

Cash and cash equivalents, end of year	$—	$—	$344,305	$—	$344,305

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
For the Year Ended December 28, 2001
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by Operating Activities	$(96)	$(181,267)	$321,618	$(228,936)	$(88,681)

Cash Flows from Investing Activities
Capital expenditures	—	(2,346)	(31,652)	—	(33,998)
Proceeds from sale of properties	—	—	59,672	—	59,672
Decrease in investment and advances	—	—	16,008	—	16,008
Decrease in short-term investments	—	—	1,530	—	1,530

Net cash (used)/provided by Investing Activities	—	(2,346)	45,558	—	43,212

Cash Flows from Financing Activities
Dividends to Common Shareholders	—	(4,888)	(228,936)	228,936	(4,888)
Increase/(decrease) in short-term debt	—	—	(82,032)	—	(82,032)
Proceeds from convertible subordinated notes, net	202,912	—	—	—	202,912
Proceeds from long-term debt	—	178,061	6,981	—	185,042
Repayment of long-term debt	—	(193,062)	(21,662)	—	(214,724)
Other	(202,816)	203,502	(1,463)	—	(777)

Net cash provided/(used) by Financing Activities	96	183,613	(327,112)	228,936	85,533

Effect of exchange rate changes on cash and cash equivalents	—	—	(7,937)	—	(7,937)

Increase in cash and cash equivalents	—	—	32,127	—	32,127
Cash and cash equivalents, beginning of year	—	—	191,893	—	191,893

Cash and cash equivalents, end of year	$—	$—	$224,020	$—	$224,020

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
For the Year Ended December 29, 2000
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash used by Operating Activities	$—	$—	$(16,744)	$—	$(16,744)

Cash Flows from Investing Activities
Capital expenditures	—	—	(45,807)	—	(45,807)
Proceeds from sale of properties	—	—	56,703	—	56,703
Decrease in investment and advances	—	—	12,122	—	12,122
Decrease in short-term investments	—	—	15,230	—	15,230

Net cash provided by Investing Activities	—	—	38,248	—	38,248

Cash Flows from Financing Activities
Dividends to Common Shareholders	—	—	(9,773)	—	(9,773)
Increase in short-term debt	—	—	44,876	—	44,876
Proceeds from long-term debt	—	—	43,168	—	43,168
Repayment of long-term debt	—	—	(88,151)	—	(88,151)
Other	—	—	(2,753)	—	(2,753)

Net cash (used) by Financing Activities	—	—	(12,633)	—	(12,633)

Effect of exchange rate changes on cash and cash equivalents	—	—	12,754	—	12,754

Increase in cash and cash equivalents	—	—	21,625	—	21,625
Cash and cash equivalents, beginning of year	—	—	170,268	—	170,268

Cash and cash equivalents, end of year	$—	$—	$191,893	$—	$191,893

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

C. Preferred Trust Securities

On January 13, 1999 FW Preferred Capital Trust I, a Delaware Business Trust which is a 100% owned finance subsidiary of the Company, issued $175,000 in Preferred Trust Securities. The Preferred Trust Securities are fully and unconditionally guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC. Each of the guarantees is full and unconditional and joint and several. Foster Wheeler LLC has assumed the obligation to fund the debt service. These Preferred Trust Securities are entitled to receive cumulative cash distributions at an annual rate of 9.0%. Distributions are paid quarterly in arrears on April 15, July 15, October 15 and January 15 of each year. Such distributions may be deferred for periods up to five years. In accordance with this provision, the Company has deferred all quarterly distributions beginning with the distribution due on January 15, 2002. The maturity date is January 15, 2029. Foster Wheeler can redeem these Pref erred Trust Securities on or after January 15, 2004. The following summarized consolidating financial information is presented in lieu of separate financial statements and other related disclosures of the 100% owned subsidiary guarantor and issuer because management does not believe that such separate financial statements and related disclosures would be material to investors. The following represents summarized condensed consolidating financial information as of December 27, 2002 and December 28, 2001 with respect to the financial position, and for the three years ended December 27, 2002 for results of operations and for cash flows of the Company and its 100% owned and majority-owned subsidiaries.

The Foster Wheeler Ltd. column presents the parent company’s financial information. Foster Wheeler Ltd. is also a guarantor. The FW Preferred Capital Trust column presents the financial information of the issuer. The Guarantor Subsidiary column presents the financial information of Foster Wheeler LLC, but excludes that of Foster Wheeler Ltd. which is separately presented. The non-guarantor subsidiaries include Foreign Holdings Ltd., the parent of Foster Wheeler LLC. Foster Wheeler LLC owns, directly or indirectly, the other non-guarantor subsidiaries.

The comparative statements for December 28, 2001, as restated, and December 29, 2000, as restated, were revised to conform to the current financial presentation of guarantors and are presented based on the current organizational structure which was effected in May 2001.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$—	$344,305	$—	$344,305
Accounts and notes receivable, net	—	—	228,428	623,792	(167,548)	684,672
Contracts in process and inventories	—	—	—	289,933	—	289,933
Other current assets	—	—	—	77,497	—	77,497

Total current assets	—	—	228,428	1,335,527	(167,548)	1,396,407
Investment in subsidiaries and others	(780,671)	—	(842,608)	150,514	1,561,288	88,523
Land, buildings & equipment (net)	—	—	—	407,819	—	407,819
Notes and accounts receivable — long-term	210,000	175,000	595,656	21,944	(980,656)	21,944
Intangible assets (net)	—	—	—	122,882	—	122,882
Asbestos-related insurance recovery receivable	—	—	534,045	—	—	534,045
Other non-current assets	—	—	20,749	316,468	—	337,217

TOTAL ASSETS	$(570,671)	$175,000	$536,270	$2,355,154	$413,084	$2,908,837

LIABILITIES & SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$320	$—	$58,927	$743,390	$(167,548)	$635,089
Estimated costs to complete long-term contracts	—	—	—	707,323	—	707,323
Other current liabilities	(52)	—	(1,085)	199,348	—	198,211

Total current liabilities	268	—	57,842	1,650,061	(167,548)	1,540,623
Corporate and other debt	—	—	340,000	59,939	—	399,939
Special-purpose project debt	—	—	—	181,613	—	181,613
Pension, postretirement and other employee benefits	—	—	—	437,820	—	437,820
Asbestos-related liability	—	—	519,790	—	—	519,790
Other long-term liabilities and minority interest	—	—	399,255	699,107	(980,656)	117,706
Subordinated Robbins obligations	—	—	—	107,285	—	107,285
Convertible subordinated notes	210,000	—	—	—	—	210,000
Preferred trust securities	—	175,000	—	—	—	175,000

TOTAL LIABILITIES	210,268	175,000	1,316,887	3,135,825	(1,148,204)	3,689,776

Common stock and paid in capital	242,490	—	242,490	242,490	(484,980)	242,490
Retained deficit	(653,991)	—	(653,669)	(653,723)	1,307,392	(653,991)
Accumulated other comprehensive loss	(369,438)	—	(369,438)	(369,438)	738,876	(369,438)

TOTAL SHAREHOLDERS’ EQUITY	(780,939)	—	(780,617)	(780,671)	1,561,288	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$(570,671)	$175,000	$536,270	$2,355,154	$413,084	$2,908,837

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December 28, 2001
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$—	$224,020	$—	$224,020
Accounts and notes receivable, net	—	—	224,054	843,737	(121,447)	946,344
Contracts in process and inventories	—	—	—	504,128	—	504,128
Other current assets	—	—	—	79,884	—	79,884

Total current assets	—	—	224,054	1,651,769	(121,447)	1,754,376
Investment in subsidiaries and others	(48,348)	—	(111,272)	147,451	96,683	84,514
Land, buildings & equipment (net)	—	—	—	399,198	—	399,198
Notes and accounts receivable — long-term	210,000	175,000	595,656	65,373	(980,656)	65,373
Intangible assets (net)	—	—	—	274,543	—	274,543
Asbestos-related insurance recovery receivable	—	—	437,834	—	—	437,834
Other non-current assets	—	—	15,962	294,037	—	309,999

TOTAL ASSETS	$161,652	$175,000	$1,162,234	$2,832,371	$(1,005,420)	$3,325,837

LIABILITIES & SHAREHOLDERS EQUITY
Corporate and other debt	$—	$—	$270,000	$27,627	$—	$297,627
Special-purpose project debt	—	—	—	75,442	—	75,442
Subordinated Robbins obligations	—	—	—	110,340	—	110,340
Convertible subordinated notes	210,000	—	—	—	—	210,000
Preferred trust securities	—	175,000	—	—	—	175,000
Accounts payable and accrued expenses	148	—	457,521	1,422,203	(1,102,103)	777,769
Estimated costs to complete long-term contracts	—	—	—	580,766	—	580,766
Other current liabilities	(52)	—	—	161,728	—	161,676

Total current liabilities	210,096	175,000	727,521	2,378,106	(1,102,103)	2,388,620
Special-purpose project debt	—	—	—	137,855	—	137,855
Pension, postretirement and other employee benefits	—	—	—	257,976	—	257,976
Asbestos-related liability	—	—	445,370	—	—	445,370
Other long-term liabilities and minority interest	—	—	37,678	106,782	—	144,460

TOTAL LIABILITIES	210,096	175,000	1,210,569	2,880,719	(1,102,103)	3,374,281

Common stock and paid in capital	242,162	—	242,162	242,162	(484,324)	242,162
Retained deficit	(128,772)	—	(128,663)	(128,676)	257,339	(128,772)
Accumulated other comprehensive loss	(161,834)	—	(161,834)	(161,834)	323,668	(161,834)

TOTAL SHAREHOLDERS’ EQUITY	(48,444)	—	(48,335)	(48,348)	96,683	(48,444)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$161,652	$175,000	$1,162,234	$2,832,371	$(1,005,420)	$3,325,837

Back to Contents

FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
For the Year Ended December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$—	$3,519,177	$—	$3,519,177
Other income	13,650	16,610	50,355	55,459	(80,714)	55,360

Total revenues and other income	13,650	16,610	50,355	3,574,636	(80,714)	3,574,537
Cost of operating revenues	—	—	—	3,426,910	—	3,426,910
Selling, general and administrative expenses	—	—	—	226,524	—	226,524
Other deductions and minority interest	73	—	4,205	193,859	—	198,137
Interest expense(*)	13,749	16,610	52,785	80,598	(80,714)	83,028
Equity in net losses of subsidiaries	(374,547)	—	(370,193)	(4,313)	749,053	—

Loss before income taxes	(374,719)	—	(376,828)	(357,568)	749,053	(360,062)
Provision/(benefit) for income taxes	—	—	(2,322)	16,979	—	14,657

Net loss prior to cumulative effect of a change in accounting principle	(374,719)	—	(374,506)	(374,547)	749,053	(374,719)
Cumulative effect on prior years of a change in accounting principle for goodwill, net of $0 tax	(150,500)	—	(150,500)	(150,500)	301,000	(150,500)

Net loss	(525,219)	—	(525,006)	(525,047)	1,050,053	(525,219)
Other comprehensive (loss)/income:
Foreign currency translation adjustment	22,241	—	22,241	22,241	(44,482)	22,241
Net (loss)/gain on derivative instruments	(3,834)	—	(3,834)	(3,834)	7,668	(3,834)
Minimum pension liability Adjustment, net of tax benefit of $73,400	(226,011)	—	(226,011)	(226,011)	452,022	(226,011)

Comprehensive loss	$(732,823)	$—	$(732,610)	$(732,651)	$1,465,261	$(732,823)

(*)	Includes dividends on preferred securities of $16,610.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
For the Year Ended December 28, 2001
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$—	$3,315,314	$—	$3,315,314
Other income	8,000	15,750	38,152	77,178	(61,920)	77,160

Total revenues and other income	8,000	15,750	38,152	3,392,492	(61,920)	3,392,474
Cost of operating revenues	—	—	—	3,164,025	—	3,164,025
Selling, general and administrative expenses	—	—	—	225,392	—	225,392
Other deductions and minority interest	130	—	2,195	129,213	—	131,538
Interest expense(*)	8,018	15,750	28,846	93,790	(61,920)	84,484
Equity in net (loss)/earnings of subsidiaries	(336,264)	—	(343,362)	7,111	672,515	—

Loss before income taxes	(336,412)	—	(336,251)	(212,817)	672,515	(212,965)
Provision/(benefit) for income taxes	(52)	—	—	123,447	—	123,395

Net loss	(336,360)	—	(336,251)	(336,264)	672,515	(336,360)
Other comprehensive (loss)/income:
Foreign currency translation adjustment	(10,191)	—	(10,191)	(10,191)	20,382	(10,191)
Net gain/(loss) on derivative instruments	3,834	—	3,834	3,834	(7,668)	3,834
Minimum pension liability adjustment, net of tax benefit of $0	(36,770)	—	(36,770)	(36,770)	73,540	(36,770)

Comprehensive loss	$(379,487)	$—	$(379,378)	$(379,391)	$758,769	$(379,487)

(*)	Includes dividends on preferred securities of $15,750.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
For the Year Ended December 29, 2000
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$—	$3,891,361	$—	$3,891,361
Other income	—	15,750	—	77,994	(15,750)	77,994

Total revenues and other income	—	15,750	—	3,969,355	(15,750)	3,969,355
Cost of operating revenues	—	—	—	3,565,147	—	3,565,147
Selling, general and administrative expenses	—	—	—	222,110	—	222,110
Other deductions and minority interest	—	—	—	46,678	—	46,678
Interest expense(*)	—	15,750	—	83,254	(15,750)	83,254
Equity in net earnings of subsidiaries	36,987	—	36,987	—	(73,974)	—

Earnings before income taxes	36,987	—	36,987	52,166	(73,974)	52,166
(Benefit)/provision for income taxes	—	—	—	15,179	—	15,179

Net earnings	36,987	—	36,987	36,987	(73,974)	36,987
Other comprehensive loss:
Foreign currency translation adjustment	(19,988)	—	(19,988)	(19,988)	39,976	(19,988)
Minimum pension liability adjustment, net of $12,000 tax benefit	(21,500)	—	(21,500)	(21,500)	43,000	(21,500)

Comprehensive loss	$(4,501)	$—	$(4,501)	$(4,501)	$9,002	$(4,501)

(*)	Includes dividends on preferred securities of $15,750.

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
For the Year Ended December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by Operating Activities	$(172)	$—	$(15,109)	$233,405	$(57,759)	$160,365

Cash Flows from Investing Activities
Change in restricted cash	—	—	—	(84,793)	—	(84,793)
Capital expenditures	—	—	—	(53,395)	—	(53,395)
Proceeds from sale of assets	—	—	—	6,282	—	6,282
(Increase)/decrease in investment and advances	—	—	(350)	9,457	—	9,107
Decrease in short-term investments	—	—	—	93	—	93

Net cash provided/(used) by Investing Activities	—		(350)	(122,356)	—	(122,706)

Cash Flows from Financing Activities
Dividends to Common Shareholders	—	—	—	(3,390)	3,390	—
Decrease in short-term debt	—	—	—	(7,792)	—	(7,792)
Proceeds of long-term debt	—	—	70,000	546	—	70,546
Proceeds from lease financing	—	—	—	44,900	—	44,900
Repayment of long-term debt	—	—	—	(45,591)	—	(45,591)
Other	172	—	(54,541)	(2,061)	54,369	(2,061)

Net cash provided/(used) by Financing Activities	172	—	15,459	(13,388)	57,759	60,002

Effect of exchange rate changes on cash and cash equivalents	—	—	—	22,624	—	22,624

Increase in cash and cash equivalents	—	—	—	120,285	—	120,285
Cash and cash equivalents, beginning of year	—	—	—	224,020	—	224,020

Cash and cash equivalents, end of year	$—	$—	$—	$344,305	$—	$344,305

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
For the Year Ended December 28, 2001
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by Operating Activities	$(96)	$—	$(181,267)	$321,618	$(228,936)	$(88,681)

Cash Flows from Investing Activities
Capital expenditures	—	—	(2,346)	(31,652)	—	(33,998)
Proceeds from sale of properties	—	—	—	59,672	—	59,672
Decrease in investment and advances	—	—	—	16,008	—	16,008
Decrease in short-term investments	—	—	—	1,530	—	1,530

Net cash (used)/provided by Investing Activities	—	—	(2,346)	45,558	—	43,212

Cash Flows from Financing Activities
Dividends to Common Shareholders	—	—	(4,888)	(228,936)	228,936	(4,888)
Decrease in short-term debt	—	—	—	(82,032)	—	(82,032)
Proceeds from convertible subordinated notes, net	202,912	—	—	—	—	202,912
Proceeds from long-term debt	—	—	178,061	6,981	—	185,042
Repayment of long-term debt	—	—	(193,062)	(21,662)	—	(214,724)
Other	(202,816)	—	203,502	(1,463)	—	(777)

Net cash provided/(used) by Financing Activities	96	—	183,613	(327,112)	228,936	85,533

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(7,937)	—	(7,937)

Increase in cash and cash equivalents	—	—	—	32,127	—	32,127
Cash and cash equivalents, beginning of year	—	—	—	191,893	—	191,893

Cash and cash equivalents, end of year	$—	$—	$—	$224,020	$—	$224,020

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

24. Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
For the Year Ended December 29, 2000
(in thousands of dollars)
(Restated, See Note 2)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used) by Operating Activities	$—	$—	$—	$(16,744)	$—	$(16,744)

Cash Flows from Investing Activities
Capital expenditures	—	—	—	(45,807)	—	(45,807)
Proceeds from sale of properties	—	—	—	56,703	—	56,703
Decrease in investment and advances	—	—	—	12,122	—	12,122
Decrease in short-term investments	—	—	—	15,230	—	15,230

Net cash provided by Investing Activities	—	—	—	38,248	—	38,248

Cash Flows from Financing Activities
Dividends to Common Shareholders	—	—	—	(9,773)	—	(9,773)
Increase in short-term debt	—	—	—	44,876	—	44,876
Proceeds from long-term debt	—	—	—	43,168	—	43,168
Repayment of long-term debt	—	—	—	(88,151)	—	(88,151)
Other	—	—	—	(2,753)	—	(2,753)

Net cash (used) by Financing Activities	—	—	—	(12,633)	—	(12,633)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	12,754	—	12,754

Increase in cash and cash equivalents	—	—	—	21,625	—	21,625
Cash and cash equivalents, beginning of year	—	—	—	170,268	—	170,268

Cash and cash equivalents, end of year	$—	$—	$—	$191,893	$—	$191,893

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

25. Restatement

Management determined that the assets, liabilities and results of operations associated with one of the Company’s postretirement medical plans were not accounted for in accordance with SFAS 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” The Company’s consolidated balance sheet as of December 28, 2001 and the related consolidated statements of earnings and comprehensive income, shareholder’s equity and cash flows for each of the two years in the period ended December 28, 2001 have been revised to account for the assets, liabilities and results of operations associated with this benefit plan in accordance with SFAS 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” The postretirement and other employee benefits other than pensions liability was increased to reflect the updated obligation, calculated on a going concern basis. The cumulative effect on shareholders’ equity as of December 29, 2000 was a decrease of $9,620. A summary of the effects of the restatement on the Company’s consolidated balance sheet, consolidated statement of earnings and comprehensive income is shown below. Refer to Note 26 for the effects of the restatement on the Company’s quarterly data.

Balance Sheet	12/28/01 As Reported	12/28/01 Restated	Statement of Earnings and Comprehensive Income	12/28/01 Year As Reported	12/28/01 Year Restated

Pension, post retirement and other employee benefits*	$239,076	$257,976	Other deductions	$122,395	$126,495
Retained earnings (deficit)	$(109,872)	$(128,772)	(Loss)/earnings before income taxes	$(208,865)	$(212,965)
Total shareholder’s equity/(deficit)	$(29,544)	$(48,444)	Provision (benefit) for income taxes	$118,215	$123,395
			Net (loss)/earnings	$(327,080)	$(336,360)
			(Loss)/Earnings per Share, Basic and Diluted	$(8.00)	$(8.23)

*	The pension, postretirement and other employee benefits liability as reported reflects an increase of $70,927 related to a reclassification of pension liabilities from other long-term liabilities.

Balance Sheet	12/29/00 As Reported	12/29/00 Restated	Statement of Earnings and Comprehensive Income	12/29/00 Year As Reported	12/29/00 Year Restated

Beginning retained earnings (deficit)	$194,167	$185,262	Other deductions	$41,721	$42,821
Ending retained earnings (deficit)	$222,096	$212,476	(Loss)/earnings before income taxes	$53,266	$52,166
Total shareholder’s equity/(deficit)	$344,935	$335,315	Provision (benefit) for income taxes	$15,564	$15,179
			Net (loss)/earnings	$37,702	$36,987
			(Loss)/Earnings per Share, Basic and Diluted	$0.92	$0.91

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

26. Restatement of Quarterly Data (Unaudited)

A summary of the effects of the restatement on the Company’s quarterly financial data for the seven quarterly periods ended September 27, 2002 follows. The restatement for the quarter ended March 29, 2002 also includes the effect of the cumulative effect of the change in accounting for goodwill. This change increased the previously reported net loss for March 29, 2002 by $77,000.

Balance Sheet	3/29/02 As Reported	3/29/02 Restated	Statement of Earnings and Comprehensive Income	3/29/02 As Reported	3/29/02 Restated

Goodwill, net	$126,301	$49,301	Other deductions	$55,153	$55,553

Post retirement and other employee benefits other than pensions	$169,515	$188,815	(Loss)/earnings before income taxes	$(19,326)	$(19,726)

Retained earnings (deficit)	$(208,582)	$(304,882)	Net (loss) prior to cumulative effect of a change in accounting principle	$(25,210)	$(25,610)

Total shareholder’s equity/(deficit)	$(140,909)	$(237,209)	Cumulative effect of a change in accounting principle for goodwill, net of $0 tax	$(73,500)	$(150,500)

			Net (loss)	$(98,710)	$(176,110)
			(Loss) per Share, Basic and Diluted	$(2.41)	$(4.30)

Balance Sheet	6/28/02 As Reported	6/28/02 Restated	Statement of Earnings and Comprehensive Income	6/28/02 Quarter As Reported	6/28/02 Quarter Restated	6/28/02 Year to Date As Reported	6/28/02 Year to Date As Restated

Goodwill, net	$126,806	$49,806	Other deductions	$67,392	$67,792	$105,641	$106,441

Post retirement and other employee benefits other than pensions	$168,798	$188,498	(Loss)/earnings before income taxes	$(80,901)	$(81,301)	$(100,227)	$(101,027)

Retained earnings(deficit)	$(294,178)	$(390,878)	Net (loss) prior to cumulative effect of a change in accounting principle	$(85,596)	$(85,996)	$(110,806)	$(111,606)

Total shareholder’s equity/(deficit)	$(208,278)	$(304,978)	Cumulative effect of a change in accounting principle for goodwill, net of $0 tax	$—	$—	$(73,500)	$(150,500)

			Net (loss)	$(85,596)	$(85,996)	$(184,306)	$(262,106)
			(Loss) per Share, Basic andDiluted	$(2.09)	$(2.10)	$(4.50)	$(6.40)

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

26. Restatement of Quarterly Data (Unaudited) — (Continued)

Balance Sheet	9/27/02 As Reported	9/27/02 Restated	Statement of Earnings and Comprehensive Income	9/27/02 Quarter As Reported	9/27/02 Quarter Restated	9/27/02 Year to Date As Reported	9/27/02 Year to Date As Restated

Goodwill, net	$127,089	$50,089	Other deductions	$23,623	$24,023	$129,264	$130,464

Post retirement and other employee benefits other than pensions	$168,635	$188,735	(Loss)/earnings before income taxes	$(142,310)	$(142,710)	$(242,537)	$(243,737)

Retained earnings(deficit)	$(444,788)	$(541,888)	Net (loss) prior to cumulative effect of a change in accounting principle	$(150,610)	$(151,010)	$(261,416)	$(262,616)

Total shareholder’s equity/(deficit)	$(356,837)	$(453,937)	Cumulative effect of a change in accounting principle for goodwill, net of $0 tax	$—	$—	$(73,500)	$(150,500)

			Net (loss)/earnings	$(150,610)	$(151,010)	$(334,916)	$(413,116)

			(Loss)/Earnings per Share, Basic and Diluted	$(3.68)	$(3.69)	$(8.18)	$(10.09)

Statement of Earnings and Comprehensive Income	3/30/01 As Reported	3/30/01 Restated

Other deductions	$24,709	$25,734

(Loss)/earnings before income taxes	$9,792	$8,767

Provision (benefit) for income taxes	$2,152	$1,793

Net (loss)/earnings	$7,640	$6,974

(Loss)/Earnings per Share, Basic and Diluted	$0.19	$0.17

Statement of Earnings and Comprehensive Income	6/29/01 Quarter As Reported	6/29/01 Quarter Restated	6/29/01 Year to Date As Reported	6/29/01 Year to Date As Restated

Other deductions	$13,135	$14,160	$21,016	$23,066

(Loss)/earnings before income taxes	$4,856	$3,831	$14,648	$12,598

Provision (benefit) for income taxes	$4,532	$4,173	$6,684	$5,966

Net (loss)/earnings	$324	$(342)	$7,964	$6,632

(Loss)/Earnings per Share, Basic and Diluted	$0.01	$(0.01)	$0.19	$0.16

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FOSTER WHEELER LTD.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amounts)

26. Restatement of Quarterly Data (Unaudited) — (Continued)

Statement of Earnings and Comprehensive Income	9/28/01 Quarter As Reported	9/28/01 Quarter Restated	9/28/01 Year to Date As Reported	9/28/01 Year to Date As Restated

Other deductions	$10,202	$11,227	$31,218	$34,293

(Loss)/earnings before income taxes	$(341)	$(1,366)	$14,307	$11,232

Provision (benefit) for income taxes	$(1,118)	$(1,477)	$5,565	$4,489

Net (loss)/earnings	$777	$111	$8,742	$6,743

(Loss)/Earnings per Share, Basic and Diluted	$0.02	$0.00	$0.21	$0.16

Statement of Earnings and Comprehensive Income	12/28/01 Quarter As Reported	12/28/01 Quarter Restated	12/28/01 Year to Date As Reported	12/28/01 Year to Date As Restated

Other deductions	$91,177	$92,202	$122,395	$126,495

(Loss)/earnings before income taxes	$(223,172)	$(224,197)	$(208,865)	$(212,965)

Provision (benefit) for income taxes	$112,650	$118,906	$118,215	$123,395

Net (loss)/earnings	$(335,822)	$(343,103)	$(327,080)	$(336,360)

(Loss)/Earnings per Share, Basic and Diluted	$(8.22)	$(8.39)	$(8.00)	$(8.23)

27. Subsequent Events (Unaudited)

On March 7, 2003, the Company sold the assets of one of its wholly owned domestic E&C subsidiaries. The Company received net cash proceeds of approximately $80,000 consisting of $72,000 of sales proceeds and the balance from cash retained within the business. The Company also expects to receive an additional $57,000 before year-end 2003 under the subsidiary’s contract with a federal agency, which was not included in the sale. These cash proceeds will be available for general corporate purposes.

The proceeds are subject to adjustment based on a final net worth calculation to be finalized by the middle of the second quarter 2003.

28.	Consolidating Financial Information — Proposed Preferred Share Exchange Offer of Foster Wheeler Holdings Ltd. (previously known as Foreign Holdings Ltd.)

Under the proposed terms of Foster Wheeler Holdings Ltd.’s preferred share exchange offer, Foster Wheeler Holdings Ltd. plans to issue preferred shares in exchange for 9.00% Preferred Securities, Series I issued by FW Preferred Capital Trust I, which are fully and unconditionally guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC. Foster Wheeler Ltd. along with Foster Wheeler Inc. and FWPI Ltd., both of which are indirectly 100% owned subsidiaries of Foster Wheeler Ltd., will fully and unconditionally, jointly and severally, guarantee the new preferred shares as to the payment of declared dividends, redemption payments, if any, and distributions upon liquidation or winding up. Foster Wheeler Holdings Ltd. is a Bermuda company and a 100% owned direct subsidiary of Foster Wheeler Ltd. Foster Wheeler Holdings Ltd., a holding company, does not conduct any business except through its indirect ownership of its subsidiaries. The consolidated financial statements of Foster Wheeler Holdings Ltd. are substantially the same as those of Foster Wheeler Ltd.

The following summarized consolidating financial information is presented in lieu of separate financial statements and other related disclosures of the wholly owned subsidiary guarantors and issuer because management does not believe that such separate financial statements and related disclosures would be material to investors. The following represents summarized condensed consolidating financial information as of December 27, 2002 and December 28, 2001 with respect to the financial position, and for the three years ended December 27, 2002 for results of operations and for cash flows of the Company and its 100% owned and majority owned subsidiaries.

The Foster Wheeler Ltd. column presents the parent company’s financial information. Foster Wheeler Ltd. is also a guarantor. The Foster Wheeler Holdings Ltd. column presents the issuer’s financial information. The Guarantor Subsidiaries column presents the financial information of all guarantors excluding that of Foster Wheeler Ltd. which is separately presented.

The consolidating financial statements have been prepared as if the proposed corporate structure for Foster Wheeler Holdings Ltd. and FWPI Ltd. was in place from the beginning of the time periods presented.

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December 27, 2002
(In Thousands of Dollars)

Assets	Foster Wheeler Ltd.	Foster Wheeler Holdings Ltd.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash and cash equivalents	$—	$—	$7,149	$337,156	$—	$344,305
Accounts and notes receivable, net	—	—	316,573	1,130,863	(762,764)	684,672
Contracts in process and inventories	—	—	—	289,933	—	289,933
Other current assets	—	—	384	77,113	—	77,497

Total current assets	—	—	324,106	1,835,065	(762,764)	1,396,407
Investment in subsidiaries and others	(780,671)	(780,617)	41,200	(831,494)	2,440,105	88,523
Land, buildings & equipment (net)	—	—	2,496	405,323	—	407,819
Notes and accounts receivable - long-term	210,000	—	90,552	52,407	(331,015)	21,944
Intangible assets (net)	—	—	—	122,882	—	122,882
Asbestos-related insurance recovery receivable	—	—	—	534,045	—	534,045
Other non-current assets	—	—	105,099	232,118	—	337,217

TOTAL ASSETS	$(570,671)	$(780,617)	$563,453	$2,350,346	$1,346,326	$2,908,837

Liabilities & Shareholders’ Deficit

Accounts payable and accrued expenses	$320	$54	$626,046	$771,433	$(762,764)	$635,089
Estimated costs to complete long-term contracts	—	—	—	707,323	—	707,323
Other current liabilities	(52)	—	63,051	135,212	—	198,211

Total current liabilities	268	54	689,097	1,613,968	(762,764)	1,540,623
Corporate and other debt	—	—	—	399,939	—	399,939
Special-purpose project debt	—	—	—	181,613	—	181,613
Pension, postretirement and other employee benefits	—	—	288,044	149,776	—	437,820
Asbestos-related liability	—	—		519,790	—	519,790
Other long-term liabilities and minority interest	—	—	357,844	90,877	(331,015)	117,706
Subordinated Robbins obligations	—	—	107,285	—	—	107,285
Convertible subordinated notes	210,000	—	—	—	—	210,000
Preferred trust securities	—	—	—	175,000	—	175,000

TOTAL LIABILITIES	210,268	54	1,442,270	3,130,963	(1,093,779)	3,689,776

Common stock and paid in capital	242,490	242,490	242,490	242,490	(727,470)	242,490
Retained deficit	(653,991)	(653,723)	(751,869)	(653,669)	2,059,261	(653,991)
Accumulated other comprehensive loss	(369,438)	(369,438)	(369,438)	(369,438)	1,108,314	(369,438)

TOTAL SHAREHOLDERS’ DEFICIT	(780,939)	(780,671)	(878,817)	(780,617)	2,440,105	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$(570,671)	$(780,617)	$563,453	$2,350,346	$1,346,326	$2,908,837

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
 December 28, 2001
(In Thousands of Dollars)

Assets	Foster Wheeler Ltd.	Foster Wheeler Holdings Ltd.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash and cash equivalents	$—	$—	$21,791	$202,229	$—	$224,020
Accounts and notes receivable, net	—	—	404,740	1,297,310	(755,706)	946,344
Contracts in process and inventories	—	—	—	504,128	—	504,128
Other current assets	—	—	(3,756)	83,640	—	79,884

Total current assets	—	—	422,775	2,087,307	(755,706)	1,754,376
Investment in subsidiaries and others	(48,348)	(48,347)	176,468	(247,161)	251,902	84,514
Land, buildings & equipment (net)	—	—	5,357	393,841	—	399,198
Notes and accounts receivable - long-term	210,000	—	42,552	76,477	(263,656)	65,373
Intangible assets (net)	—	—	—	274,543	—	274,543
Asbestos-related insurance recovery receivable	—	—	—	437,834	—	437,834
Other non-current assets	—	—	77,898	232,101	—	309,999

TOTAL ASSETS	$161,652	$(48,347)	$725,050	$3,254,942	$(767,460)	$3,325,837

Liabilities & Shareholders’ Deficit

Corporate and other debt	$—	$—	$20,350	$277,277	$—	$297,627
Special-purpose project debt	—	—	—	75,442	—	75,442
Subordinated Robbins obligations	—	—	110,340	—	—	110,340
Convertible Debt	210,000	—	—	—	—	210,000
Preferred Trust Securities	—	—	—	175,000	—	175,000
Accounts payable and accrued expenses	148	8	580,360	1,216,615	(1,019,362)	777,769
Estimated costs to complete long-term contracts	—	—	—	580,766	—	580,766
Other current liabilities	(52)	(7)	(36,077)	197,812	—	161,676

Total current liabilities	210,096	1	674,973	2,522,912	(1,019,362)	2,388,620
Special-purpose project debt less current	—	—	—	137,855	—	137,855
Pension, postretirement and other employee benefits	—	—	169,010	88,966	—	257,976
Asbestos-related liability	—	—	—	445,370	—	445,370
Other non-current liabilities	—	—	36,274	108,186	—	144,460

TOTAL LIABILITIES	210,096	1	880,257	3,303,289	(1,019,362)	3,374,281

Common stock and paid in capital	242,162	242,162	242,162	242,162	(726,486)	242,162
Retained deficit	(128,772)	(128,676)	(235,535)	(128,675)	492,886	(128,772)
Accumulated other comprehensive loss	(161,834)	(161,834)	(161,834)	(161,834)	485,502	(161,834)

TOTAL SHAREHOLDERS’ DEFICIT	$(48,444)	$(48,348)	$(155,207)	$(48,347)	$251,902	$(48,444)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$161,652	$(48,347)	$725,050	$3,254,942	$(767,460)	$3,325,837

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
Twelve Months Ended December 27, 2002
(In Thousands of Dollars)

	Foster Wheeler Ltd.	Foster Wheeler Holdings Ltd.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$—	$3,519,177	$—	$3,519,177
Other income	13,650	—	14,739	62,281	(35,310)	55,360

Total revenues and other income	13,650	—	14,739	3,581,458	(35,310)	3,574,537

Cost of operating revenues	—	—	—	3,426,910	—	3,426,910
Selling, general and administrative expenses	—	—	42,762	183,762	—	226,524
Other deductions and minority interest	73	40	67,198	130,826	—	198,137
Interest expense (*)	13,749	1	23,556	81,032	(35,310)	83,028
Equity in net loss of subsidiaries	(374,547)	(374,506)	(130,749)	(231,902)	1,111,704	—

Loss before income taxes	(374,719)	(374,547)	(249,526)	(472,974)	1,111,704	(360,062)
Provision/(benefit) for income taxes	—	—	113,125	(98,468)	—	14,657

Net loss prior to cumulative effect of a change in accounting principle	(374,719)	(374,547)	(362,651)	(374,506)	1,111,704	(374,719)
Cumulative effect of a change in accounting principle for goodwill, Net of $0 tax	(150,500)	(150,500)	(150,500)	(150,500)	451,500	(150,500)

Net loss	(525,219)	(525,047)	(513,151)	(525,006)	1,563,204	(525,219)
Other comprehensive (loss)/income: Foreign currency translation adjustment	22,241	22,241	22,241	22,241	(66,723)	22,241
Net loss on derivative instruments	(3,834)	(3,834)	(3,834)	(3,834)	11,502	(3,834)
Minimum pension liability adjustment net of $73,400 tax benefit	(226,011)	(226,011)	(226,011)	(226,011)	678,033	(226,011)

Comprehensive loss	$(732,823)	$(732,651)	$(720,755)	$(732,610)	$2,186,016	$(732,823)

(*)	Includes dividends on preferred securities of $16,610.

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
Twelve Months Ended December 28, 2001
(In Thousands of Dollars)

	Foster Wheeler Ltd	Foster Wheeler Holdings Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$—	$3,315,314	$—	$3,315,314
Other income	8,000	—	19,558	84,462	(34,860)	77,160

Total revenues and other income	8,000	—	19,558	3,399,776	(34,860)	3,392,474

Cost of operating revenues	—	—	—	3,164,025	—	3,164,025
Selling, general and administrative expenses	—	—	8,853	216,539	—	225,392
Other deductions and minority interest	130	20	76,343	55,045	—	131,538

Interest expense (*)	8,018	—	44,436	66,890	(34,860)	84,484

Equity in net loss of subsidiaries	(336,264)	(336,251)	(78,453)	(268,773)	1,019,741	—

Loss before income taxes	(336,412)	(336,271)	(188,527)	(371,496)	1,019,741	(212,965)
Provision (benefit) for income taxes	(52)	(7)	158,699	(35,245)	—	123,395

Net loss	(336,360)	(336,264)	(347,226)	(336,251)	1,019,741	(336,360)
Other comprehensive (loss)/income:
Foreign currency translation adjustment	(10,191)	(10,191)	(10,191)	(10,191)	30,573	(10,191)
Net gain on derivative instruments	3,834	3,834	3,834	3,834	(11,502)	3,834
Minimum pension liability adjustment net of $0 tax	(36,770)	(36,770)	(36,770)	(36,770)	110,310	(36,770)

Comprehensive loss	$(379,487)	$(379,391)	$(390,353)	$(379,378)	$1,149,122	$(379,487)

(*)	Includes dividends on preferred securities of $15,750.

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
Twelve Months Ended December 29, 2000
(In Thousands of Dollars)

	Foster Wheeler Ltd	Foster Wheeler Holdings Ltd.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$—	$3,891,361	$—	$3,891,361
Other income	—	—	—	77,994	—	77,994

Total revenues and other income	—	—	—	3,969,355	—	3,969,355

Cost of operating revenues	—	—	—	3,565,147	—	3,565,147
Selling, general and administrative expenses	—	—	—	222,110	—	222,110
Other deductions and minority interest	—	—	—	46,678	—	46,678

Interest expense (*)	—	—	—	83,254	—	83,254

Equity in net earnings of subsidiaries	36,987	36,987	33,376	—	(107,350)	—

Income before income taxes	36,987	36,987	33,376	52,166	(107,350)	52,166
Provision for income taxes	—	—	—	15,179	—	15,179

Net income	36,987	36,987	33,376	36,987	(107,350)	36,987
Other comprehensive loss: Foreign currency translation adjustment	(19,988)	(19,988)	(19,988)	(19,988)	59,964	(19,988)

Minimum pension liability adjustment net of $12,000 tax benefit	(21,500)	(21,500)	(21,500)	(21,500)	64,500	(21,500)

Comprehensive loss	$(4,501)	$(4,501)	$(8,112)	$(4,501)	$17,114	$(4,501)

(*)	Includes dividends on preferred securities of $15,750.

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
Twelve Months Ended December 27, 2002
(In Thousands of Dollars)

	Foster Wheeler Ltd.	Foster Wheeler Holdings Ltd.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by Operating Activities	$(172)	$(41)	$(137,895)	$308,968	$(10,495)	$160,365

Cash Flows from Investing Activities
Change in restricted cash	—	—	(15,900)	(68,893)	—	(84,793)
Capital Expenditures	—	—	2,669	(56,064)	—	(53,395)
Proceeds from sale of assets	—	—	—	6,282	—	6,282
(Increase)/decrease in investment and advances	—	—	(127,375)	136,482	—	9,107
Decrease in short-term investments	—	—	—	93	—	93

Net cash (used)/ provided by Investing Activities	—	—	(140,606)	17,900	—	(122,706)

Cash Flows from Financing Activities
Dividends to shareholders	—	—	—	(10,708)	10,708	—
Decrease in short-term debt	—	—	—	(7,792)	—	(7,792)
Proceeds from long-term debt	—	—	—	115,446	—	115,446
Repayment of long-term debt	—	—	(21,825)	(23,766)	—	(45,591)
Other	172	41	285,684	(287,745)	(213)	(2,061)

Net cash provided/(used) by Financing Activities	172	41	263,859	(214,565)	10,495	60,002

Effect of exchange rate changes on cash and cash equivalents	—	—	—	22,624	—	22,624

(Decrease)/increase in cash and cash equivalents	—	—	(14,642)	134,927	—	120,285
Cash and cash equivalents, beginning of year	—	—	21,791	202,229	—	224,020

Cash and cash equivalents, end of year	$—	$—	$7,149	$337,156	$—	$344,305

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
Twelve Months Ended December 28, 2001
(In Thousands of Dollars)
(Restated)

	Foster Wheeler Ltd.	Foster Wheeler Holdings Ltd.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by Operating Activities	$(96)	$(20)	$290,344	$(149,973)	$(228,936)	$(88,681)

Cash Flows from Investing Activities
Capital expenditures	—	—	(291)	(33,707)	—	(33,998)
Proceeds from sale of assets	—	—	—	59,672	—	59,672
(Increase)/decrease in investment and advances	—	—	388,644	(372,636)	—	16,008
Decrease in short-term investments	—	—	—	1,530	—	1,530

Net cash (used)/provided by Investing Activities	—	—	388,353	(345,141)	—	43,212

Cash Flows from Financing Activities

Dividends to shareholders	—	—	—	(233,824)	228,936	(4,888)
Decrease in short-term debt	—	—	(76,250)	(5,782)	—	(82,032)
Proceeds from Convertible Bonds, net	202,912	—	—	—	—	202,912
Proceeds from long-term debt	—	—	(285,000)	470,042	—	185,042
Repayment of long-term debt	—	—	—	(214,724)	—	(214,724)
Other	(202,816)	20	(326,632)	528,651	—	(777)

Net cash provided/(used) by Financing Activities	96	20	(687,882)	544,363	228,936	85,533

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(7,937)	—	(7,937)

(Decrease)/increase in cash and cash equivalents	—	—	(9,185)	41,312	—	32,127
Cash and cash equivalents, beginning of year	—	—	30,976	160,917	—	191,893

Cash and cash equivalents, end of year	$—	$—	$21,791	$202,229	$—	$224,020

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
Twelve Months Ended December 29, 2000
(In Thousands of Dollars)
(Restated)

	Foster Wheeler Ltd.	Foster Wheeler Holdings Ltd.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash used by Operating Activities	$—	$—	$—	$(16,744)	$—	$(16,744)

Cash Flows from Investing Activities
Capital expenditures	—	—	—	(45,807)	—	(45,807)
Proceeds from sale of assets	—	—	—	56,703	—	56,703
Decrease in investment and advances	—	—	—	12,122	—	12,122
Decrease in short-term investments	—	—	—	15,230	—	15,230

Net cash provided by Investing Activities	—	—	—	38,248	—	38,248

Cash Flows from Financing Activities

Dividends to shareholders	—	—	—	(9,773)	—	(9,773)
Increase in short-term debt	—	—	—	44,876	—	44,876
Proceeds from Convertible Bonds, net	—	—	—	—	—	—
Proceeds from long-term debt	—	—	—	43,168	—	43,168
Repayment of long-term debt	—	—	—	(88,151)	—	(88,151)
Other	—	—	—	(2,753)	—	(2,753)

Net cash used by Financing Activities	—	—	—	(12,633)	—	(12,633)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	12,754	—	12,754

Increase in cash and cash equivalents	—	—	—	21,625	—	21,625
Cash and cash equivalents, beginning of year	—	—	—	170,268	—	170,268

Cash and cash equivalents, end of year	$—	$—	$—	$191,893	$—	$191,893